Exhibit 10.49

DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING

Cover Sheet

Dated as of July 28, 2005	Mortgage Loan No. 05202

Grantor:	Kingsdell L.P. a Delaware limited partnership (Hereinafter sometimes “Borrower”)
Grantor’s Notice address:	c/o IFC, Inc.
212 North Kingshighway Blvd., Suite 1023 St. Louis, Missouri 63108 Attn: James L. Smith, President

Trustee:	Michael A. Chivell, Esq.
Trustee’s Notice Address:	Armstrong Teasdale LLP
One Metropolitan Square St. Louis, Missouri 63102-2740

Grantee:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (Hereinafter sometimes “Lender”)
Grantee’s Notice Address:	c/o Babson Capital Management LLC Real Estate Finance Group 1500 Main Street, Suite 2100 Springfield, Massachusetts 01115 Attention: Managing Director

Note Amount:	$60,000,000

Maturity Date:	August 1, 2010

State:	Missouri

Premises:	See Exhibit A attached hereto beginning on page 62

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:
Alison M. Mitchell DLA Piper Rudnick Gray Cary US LLP 203 North LaSalle Street, Suite 1900 Chicago, Illinois 60601

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THIS DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING SECURES ALL CONTRACTUAL ADVANCES, WHETHER CONTAINED HEREIN OR OTHERWISE, THAT MAY BE MADE BY THE BENEFICIARY TO THE TRUSTOR HEREIN, OR ANY FUTURE CONTRACTUAL OBLIGATIONS, WHETHER CONTAINED HEREIN OR OTHERWISE, OF TRUSTOR TO BENEFICIARY UP TO A TOTAL AMOUNT OF $120,000,000 PLUS INTEREST AT ANY TIME. THIS DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING SHALL BE GOVERNED BY THE PROVISIONS OF SECTION 443.055 OF THE REVISED STATUTES OF MISSOURI.

DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of July 28, 2005, by and between KINGSDELL L.P., a Delaware limited partnership having an office at c/o IFC, Inc., 212 North Kingshighway Blvd., Suite 1023, St. Louis, Missouri 63108, Attention: James L. Smith, President (“Trustor” and “Borrower” and “Grantor”), in favor of Michael A. Chivell, having an office at Armstrong Teasdale LLP, One Metropolitan Square, St. Louis, Missouri 63102-2740 (“Trustee”), for the use and benefit of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation having an address c/o Babson Capital Management LLC, 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115, Attention: Managing Director, Real Estate Finance Group (“Beneficiary” and “Lender” and “Grantee”).

GRANTING CLAUSES

For good and valuable consideration and to secure the payment of an indebtedness in the principal sum of up to Sixty Million and No/100 Dollars ($60,000,000) lawful money of the United States, to be paid according to that certain Promissory Note [A] of even date herewith (the “Note A”) from Borrower to Lender in the principal sum of $55,000,000 and by this reference made a part hereof and that certain Promissory Note [B] of even date herewith (the “Note B”) from Borrower to Lender in the principal sum of up to $5,000,000 and by this reference made a part hereof (said Note A and Note B, as the same may hereafter be amended, modified, consolidated or extended, collectively, the “Note”), both with a maturity date of August 1, 2010, together with all other obligations and liabilities due or to become due to Lender, all amounts, sums and expenses paid hereunder by or payable to Lender according to the terms hereof, and all other covenants, obligations and liabilities of Borrower under the Note (including, without limitation, the payment of the Quarterly Administrative Fee, as hereinafter defined), this Deed of Trust, the Assignment (as hereinafter defined) and any other instrument evidencing, securing or delivered in connection with the loan evidenced by the Note (all of the foregoing instruments, collectively, the “Loan Documents”), and together with all interest on said indebtedness, obligations, liabilities, amounts, sums, Advances (as hereinafter defined) and expenses (all of the foregoing, collectively, the “Indebtedness”), Borrower does by these presents MORTGAGE, WARRANT, GRANT, BARGAIN, SELL, CONVEY AND CONFIRM, ASSIGN, PLEDGE, TRANSFER AND SET OVER unto Trustee, its successors and assigns, for the benefit of Lender, its successors and assigns, and grants Lender, its successors and assigns, a security interest in, all interest and estate which Borrower may now or hereafter acquire in the following property:

The parcel or parcels of land described in Exhibit A attached hereto and by this reference made a part hereof (the “Land”);

TOGETHER with the buildings, foundations, structures and improvements (including fixtures) now or hereafter located on or in the Land (collectively, the “Improvements”);

TOGETHER with all right, power, privilege, option, title and interest, if any, of Borrower in and to the streets and roads, opened or proposed, abutting the Land, all strips and gores within or adjoining the Land, the air space and right to use the air space above the Land, all rights of ingress and egress to and from the Land, all easements, rights of way, reversions, remainders, estates, rights, titles, interests, privileges, servitudes, tenements, hereditaments, and appurtenances now or hereafter affecting the Land or the Improvements, all royalties and rights and privileges appertaining to the use and enjoyment of the Land or the Improvements, including all air, lateral support, streets, alleys, passages, vaults, drainage, water, oil, gas and mineral rights, development rights, all leases and licenses and options to purchase or lease, and all other interests, estates or claims, in law or in equity, which Borrower now has or hereafter may acquire in or with respect to the Land or the Improvements (collectively, the “Appurtenances”);

The Land, the Improvements and the Appurtenances are hereinafter collectively referred to as the “Premises”;

TOGETHER with all equipment, fittings, furniture, furnishings, appliances, apparatus, and machinery in which Borrower now or hereafter has a possessory or title interest and now or hereafter installed in or located upon the Premises and all building materials, supplies and equipment now or hereafter delivered to the Premises and intended to be installed therein or located thereon; all fixtures, inventory, other goods and personal property of whatever kind and nature now contained on or in or hereafter placed on or in the Premises and used or to be used in connection with the letting or operation thereof, in which Borrower now has or hereafter may acquire a possessory or title interest and all renewals or replacements of any of the foregoing property or articles in substitution thereof, including beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, Venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, ice makers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems which are not leased by Borrower, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers which are not leased by Borrower, and other customary hotel equipment used in the operation of the Premises (collectively, the “Equipment”);

TOGETHER with all right, power, privilege, option, title and interest of Borrower in and under all present or future accounts, deposit accounts, documents, instruments, chattel paper, and general intangibles (including “payment intangibles”), as the foregoing terms are defined in the Code (as hereinafter defined), all deposits, monies or escrows held by Lender or Lender’s agent or any accounts established pursuant hereto or pursuant to any other Loan Documents, including, without limitation, any rights in and to the Qualifying Repair Reserve (as defined in the Repair Reserve Agreement (as hereinafter defined)), and all contract rights (including, without limitation, any and all rights of Borrower in and to that certain License with an Option to Lease between Borrower and Treasurer of the City of St. Louis acting in his capacity as Supervisor of Parking Meters, a municipality agency dated March 2, 2001, as may hereinafter be amended), including, without limitation, equipment leases, operating leases and licenses, Operating Agreements (as hereinafter defined), derivative investments, letters of credit, and rate cap agreements, including casualty insurance policies and liability insurance policies (irrespective of whether such policies are required to be obtained or maintained in force pursuant to this Deed of Trust or other Loan Documents), trade names, trademarks, servicemarks, logos, copyrights, goodwill, franchises, books, records, plans, specifications, permits, licenses, approvals, actions, claims under the Federal Bankruptcy Code (as hereinafter defined) and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the “Intangibles”);

TOGETHER with all right, power, privilege, option, title and interest of Borrower in and under all existing and future leases, lettings, tenancies, occupancy agreements, licenses to occupy and other similar arrangements affecting the Premises or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, including letter of credit rights, guaranties and other supporting obligations, and all moneys payable thereunder, whether entered into before or after the filing by or against Borrower of any petition for relief under the Federal Bankruptcy Code (collectively, the “Leases”);

TOGETHER with all rents, room rates, income, accounts, receivables, issues, profits, security deposits, including the proceeds from letters of credit, guarantees and other supporting obligations, all other payments and profits from the Leases and the use and occupation of the Premises, including fixed and additional rents, cancellation payments, option payments, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Premises, or personalty located thereon, or rendering of services by Borrower or any operator or manager of any hotel or commercial space located in the Premises or acquired from others including from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, telephone and television systems, guest laundry, the provision or sale of other goods and services, service charges, vending machine sales, and any other items of revenue, receipts or other income as identified in the Uniform System of Accounts for the Lodging Industry, 9th Edition, American Hotel & Motel Association (1996), as from time to time amended, and other payments and benefits to which Borrower may now or hereafter be entitled from the Premises, the Equipment or the Intangibles or under or in connection with the Leases (collectively, the “Property Income”), including the immediate and continuing right to make claim for, receive, collect and receipt for Property Income, including the right to make claim in a proceeding under the Federal Bankruptcy Code and to apply the same to the payment of the Indebtedness, all whether before or after the filing by or against Borrower of any petition for relief under the Federal Bankruptcy Code; and

TOGETHER with all proceeds, judgments, claims, compensation, awards of damages and settlements pertaining to or resulting from or in lieu of any condemnation or taking of the Premises by eminent domain or any casualty loss or damage to any of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, and including also, the right to assert, prosecute and settle claims arising out of or pertaining to such condemnation or taking or such casualty loss under insurance policies constituting an Intangible and to apply for and receive payments of proceeds under such insurance policies and in any condemnation or taking, the right to apply for and receive all refunds with respect to the payment of property taxes and assessments and all other proceeds from the conversion, voluntary or involuntary, of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, or any part thereof, into cash or liquidated claims. Collectively, all of the foregoing, are herein referred to as the “Proceeds.”

The Equipment, the Intangibles, the Leases, the Property Income and the Proceeds are hereinafter collectively referred to as the “Collateral.” The Premises and the Collateral are hereinafter collectively referred to as the “Mortgaged Property.”

TOGETHER WITH ALL POWERS OF SALE AND RIGHTS OF ENTRY AND POSSESSION OF THE MORTGAGED PROPERTY AND ALL STATUTORY RIGHTS AND COVENANTS IN THE STATE OF MISSOURI.

TO HAVE AND TO HOLD the Mortgaged Property, with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof, unto Trustee, its successors and assigns, for the benefit of Lender, its successors and assigns, in fee simple forever as to the Premises, upon the terms and conditions set forth herein.

ARTICLE I.

Definition of Terms

As used in this Deed of Trust, the terms set forth below shall have the following meanings:

“Advances” means all sums, amounts or expenses advanced or paid and all costs incurred by Lender, as provided in this Deed of Trust or in any other Loan Document, upon failure of Borrower to pay or perform any obligation or covenant contained herein or in such other Loan Document.

“Apartment Security” means that portion of the Mortgaged Property used for apartment operations as more specifically defined in the documents approved by Lender relating to the condominium regime as provided in Section 2.31 below.

“Anti-Money Laundering Laws” means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended through the date hereof, and other federal laws and regulations and executive orders administered by the United States Department of the Treasury, Office of Foreign Assets Control (“OFAC”) which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

“Appurtenances” has the meaning assigned in the Granting Clauses.

“Assignment” means the Assignment of Leases and Rents from Borrower to Lender of even date herewith.

“Bankruptcy Proceeding” means any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

“Beneficiary” means Massachusetts Mutual Life Insurance Company, its successors and assigns (including any other holders from time to time of the Note), and also herein called “Lender.”

“Borrower” means the party or parties identified and defined as Grantor on the Cover Sheet and in the preamble of this Deed of Trust, any subsequent owner of the Mortgaged Property, and its or their respective heirs, executors, legal representatives, successors and assigns.

“Breakage Fee” has the meaning assigned to such term in Note B.

“Business Day” means any day other than a Saturday, Sunday or other day on which national banks in the State are not open for business.

“Code” means the Uniform Commercial Code of the State, as the same may be amended from time to time or any successor statute thereto.

“Collateral” has the meaning assigned in the Granting Clauses.

“Contract Rate” has the meaning assigned to such term in the Note.

“controls” and “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the applicable Person, whether through the ownership of voting securities or by contract or otherwise.

“Dana Corporation” means Dana Corporation, a Virginia corporation.

“Dana Credit” means Dana Credit Corporation, a Delaware corporation.

“Debt Service Paydown Amount Guaranty” means that certain Debt Service Paydown Amount Guaranty of even date herewith from Dana Credit to Lender.

“Debt Service Coverage Ratio” means as of any date of determination, a quotient obtained by dividing (a) the Net Operating Income on such date of determination by (b) the sum of (i) the annual payments of interest on the Note calculated utilizing the outstanding principal balance of the Note and the Contract Rate as of the date the calculation is to be made and (ii) the Quarterly Administrative Fee due during a twelve-month period.

“Debt Service Paydown Amount” has the meaning assigned to such term in Section 2.29 of this Deed of Trust.

“Default Rate” has the meaning assigned in Note A.

“Environmental Law” means any applicable present or future federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health as it relates to exposure to Hazardous Substances, industrial hygiene or the environmental or ecological conditions on, under or about the Premises, including each of the following as in effect on the date hereof or hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Solid Waste Disposal Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Emergency Planning and Community Right-To-Know Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq.; the Occupational Safety & Health Act of 1970, as amended, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300f et seq.; the National Environmental Policy Act, as amended, 42 U.S.C. §4321 et seq.; and the Solid Waste Disposal Act, as amended, 42 U.S.C. §6901 et seq.; and, the Rivers and Harbors Appropriation Act.

“Environmental Report” means Phase I Environmental Site Assessment dated May, 2002 prepared by Ecosafe, Inc., together with that memorandum to Bob Graf from Dave Schau, CIH, Ecosafe, Inc. dated May 30, 2002 and update by Ecosafe, Inc. dated July 20, 2005.

“Equipment” has the meaning assigned in the Granting Clauses.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Event of Default” means any one or more of the events described in Section 4.01.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended from time to time or any successor statute thereto.

“Fiscal Year” means each calendar year during the term of this Deed of Trust, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender. During the first year of the term hereof, Borrower’s Fiscal Year shall be deemed to have commenced on the date of this Deed of Trust and shall end on the regular Fiscal Year ending date as indicated in the immediately preceding sentence.

“Guaranties” has the meaning assigned in Section 2.17 below.

“Hazardous Substance” means any material, waste or substance which is:

(i)          included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

(ii)         listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. §172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended; or

(iii)        explosive, radioactive, asbestos, asbestos containing material, Microbial Matter, a hydrocarbon, a polychlorinated biphenyl, oil, or a petroleum product.

“Hotel Security” means that portion of the Mortgaged Property that is used for hotel operations as more specifically defined in the documents approved by Lender relating to the condominium regime as provided in Section 2.31 below.

“Impositions” means all taxes or payments in lieu of taxes of every kind and nature, sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Premises, and assessments, levies, inspection and license fees and all other charges imposed upon or assessed against the Mortgaged Property or any portion thereof (including the Property Income), and any stamp or other taxes which might be required to be paid, or with respect to any of the Loan Documents, any of which might, if unpaid, affect the enforceability of any of the remedies provided in this Deed of Trust or result in a lien on the Mortgaged Property or any portion thereof, regardless of to whom assessed.

“Indebtedness” has the meaning assigned in the Granting Clauses.

“Intangibles” has the meaning assigned in the Granting Clauses.

“Land” has the meaning assigned in the Granting Clauses.

“Late Charge” means any charge designated as such and payable by Borrower for tardy performance by Borrower under the Note, this Deed of Trust or any other Loan Document.

“Leases” has the meaning assigned in the Granting Clauses.

“Lender” means Massachusetts Mutual Life Insurance Company, the lender identified as such on the Cover Sheet and in the preamble of this Deed of Trust, and its successors and assigns (including any other holders from time to time of the Note).

“Loan” means the loan made by Lender to Borrower evidenced by the Note.

“Loan Documents” has the meaning assigned in the Granting Clauses.

“Loan-to-Value Ratio” means the quotient, expressed as a percentage, obtained by dividing (a) the outstanding principal balance of the Note at the time the calculation is made by (b) the value of the Mortgaged Property as reasonably determined by Lender pursuant to a current appraisal furnished to Lender, at Borrower’s sole cost and expense, in form and content satisfactory to Lender and prepared by an independent appraiser, reasonably acceptable to Lender, holding a MAI (Member Appraisal Institute) designation.

“Losses” means claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages of whatever kind or nature (including attorneys’ fees, costs and expenses).

“Maturity Date” has the meaning assigned on the Cover Sheet of this Deed of Trust.

“Microbial Matter” means the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including mold, mildew and viruses, whether or not such Microbial Matter is living, which poses a threat to the health, safety or welfare of any Person or adversely affects the value of the Mortgaged Property.

“Mortgaged Property” has the meaning assigned in the Granting Clauses.

“Net Operating Income” means an amount determined by Lender’s own analysis and estimate of gross rents, revenues and other income from operations of the Mortgaged Property for the twelve (12) month period immediately following the date the calculation is made, taking into account both (i) the amount of all current rents, revenues and other income derived from the Mortgaged Property which are expected to continue, and (ii) the amount of all rents, revenues and other income to be derived from the Mortgaged Property scheduled either to have increases in rent or to commence by their terms during the immediately following twelve (12)-month period; and in the case of both (i) and (ii), reduced by the amount of all rents and revenues and other income from the Mortgaged Property expiring or terminating or being modified, or reasonably anticipated to expire, terminate or be modified, during the immediately following twelve (12)-month period; provided, however, that notwithstanding the foregoing gross rent shall include gross rents for month-to-month tenants of residential portions of the Premises; and then subtracting from such gross rents, revenues and other income the amount, as determined by Lender, of all ordinary and necessary operating expenses applicable to the Mortgaged Property for such period of time, including but not limited to, utilities, administrative, cleaning, landscaping, security, repairs and maintenance, ground rent payments, if any, management fees (of not more than 2.50% of gross revenue), fully-assessed (or estimated fully-assessed) real estate (including verifiable tax abatement amounts) and other taxes, assessments and insurance, a $300 per unit reserve for apartment units, and a hotel FF&E reserve of 4% of gross revenues of the Mortgaged Property (net of apartment unit and office/retail revenue) but excluding from any such expenses any deductions for federal, state and other income taxes, debt service expense, capital expenditures, tenant improvement costs, leasing commissions, depreciation or amortization of capital expenditures (including leasing commissions, tenant improvements, and other leasing costs) and other similar non-cash items, (collectively “Operating Expenses”). Gross rents shall not be anticipated for any greater time period than is permitted by GAAP, nor shall ordinary operating expenses be prepaid. In no event shall operating revenue include any Proceeds from casualty loss under insurance policies (other than business or rental interruption insurance). Borrower shall provide Lender with its own proposed calculation of Net Operating Income, certified by the chief financial officer, general partner or managing member of Borrower, together with all relevant supporting detail required to determine the same. Lender shall perform its own independent calculation of Net Operating Income, which shall be the definitive determination of Net Operating Income.

“Note” has the meaning assigned in the Granting Clauses.

“OFAC Prohibited Person” means, a country, territory, individual or Person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from the Mortgaged Property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.

“Operating Agreements” means the management agreements and leasing commission agreements for the Premises and the agreements, licenses and leases set forth in Exhibit C.

“Partial Release” has the meaning assigned to such term in Section 2.31 below.

“Permitted Encumbrances” means the liens and security interests created by this Deed of Trust and the other Loan Documents and those exceptions to title set forth in Exhibit B including the deed of trust securing the Permitted Subordinated Financing.

“Permitted Subordinated Financing” means the loan from Dana Credit (“Subordinate Lender”) to Borrower in an amount equal to $8,000,000 secured by a deed of trust dated on or about the date hereof and recorded after the recording of this Mortgage encumbering the Mortgaged Property (and only the Mortgaged Property) and subordinate to the lien of this Deed of Trust pursuant to that certain Subordination and Intercreditor Agreement dated of even date herewith among Dana Credit, Borrower and Lender,

“Permitted Transfers” means any of the following: (i) transfers of ownership interests in Dana Corporation; (ii) a transfer of Rebnec Ten, Inc.’s limited partnership interest in Borrower to another single purpose entity (i.e., complying with the terms and provisions of Section 2.26 below) directly or indirectly owned (at least 51%) and controlled by Dana Corporation; (iii) a transfer of Dana Lease Finance Corporation’s interest in Rebnec Ten, Inc. (or other entity owning

Rebnec Ten, Inc.’s limited partnership interest in Borrower as a result of a transfer under (ii) above) to another entity directly or indirectly owned (at least 51%) and controlled by Dana Corporation; and (iv) a transfer of IFC, Inc.’s general partner interest in Borrower to another single purpose entity (i.e., complying with the terms and provisions of Section 2.26 below) directly or indirectly owned and controlled by James L. Smith or Dana Corporation.

“Person” means and includes any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof.

“Premises” has the meaning assigned in the Granting Clauses.

“Prepayment Fee” means the amount required to be paid under Section 8 of Note A in connection with a prepayment of Note A.

“Principals” means all general partners, controlling members, managing members, managing agents and/or controlling stockholders of Borrower and Dana Credit and its successors and assigns.

“Proceeds” has the meaning assigned in the Granting Clauses.

“Property Income” has the meaning assigned in the Granting Clauses.

“Property Manager” means the property manager approved by Lender as provided in Section 2.23 hereof.

“Quarterly Administrative Fee” means the amount due Lender under Section 24 of Note B.

“Release” means the release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of a Hazardous Substance no matter how or by whom or what caused.

“Remediation” means and includes any response, remedial, removal or corrective action, activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance or underground storage tank, any actions to prevent, cure or mitigate any Release of a Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or underground storage tank.

“Repair Reserve Agreement” means that certain Repair and Replacement Reserve and Security Agreement of even date herewith between Borrower and Lender.

“Required Leases” means the Leases to the following tenants: Washington University, Famous Five Cinema, St. Louis Workout and Karagiannis Investment Corporation.

“State” means the State or Commonwealth in which the Land is situated.

“Subordinate Lender” has the meaning assigned to such term in the definition of Permitted Subordinated Financing.

“Trustee” means the party or parties identified and defined as Trustee on the Cover Sheet and in the preamble of this Deed of Trust, and its or their respective successors in trust created by this Deed of Trust, and its or their respective successors and assigns.

“Trustor” means the party or parties identified as such on the Cover Sheet and in the preamble of this Deed of Trust, any subsequent owner of the Mortgaged Property, and its or their respective heirs, executors, legal representatives, successors and assigns. The Trustor is also herein called “Borrower.”

“Upstream Owner” means any Person having a direct or indirect legal, beneficial or other ownership interest in Borrower (e.g., if Borrower is a limited liability company, and one of Borrower’s members is a limited partnership, whose partner is a corporation, then the shareholder of such corporation would be an Upstream Owner).

ARTICLE II.

Covenants, Warranties and Representations of Borrower

Borrower covenants, warrants, represents and agrees with and to Trustee and Lender as follows:

Section 2.01.          Payment of the Indebtedness. Borrower shall punctually pay the Indebtedness at the times and in the manner provided in the Note, this Deed of Trust and the other Loan Documents, all in lawful money of the United States of America.

Section 2.02.          Title to the Mortgaged Property.

(a)      Borrower has fee simple title (or such lesser estate therein as may be specified in Exhibit A) to the Premises and good title to the balance of the Mortgaged Property, free and clear of liens and encumbrances except Permitted Encumbrances.

(b)      Borrower has full power and lawful authority to encumber the Mortgaged Property in the manner and form herein set forth.

(c)      This Deed of Trust is and will remain a valid and enforceable lien on and security interest in the Mortgaged Property.

(d)      Borrower will preserve such title and will forever warrant and defend the same and the validity and priority of the lien hereof to Trustee and Lender against all claims whatsoever.

Section 2.03.          Maintenance of the Mortgaged Property. Borrower shall maintain the Mortgaged Property in good and safe condition, working order and repair, and comply with all existing and future federal, state and local laws, ordinances, rules and regulations and court orders affecting or which may be interpreted as affecting the Mortgaged Property, including the Americans with Disabilities Act and all zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes to which it is subject. Borrower shall permit Lender and its agents to enter upon and inspect: (a) the areas of the Mortgaged Property which are open to the public at all reasonable hours without prior notice and (b) all other areas of the Mortgaged Property at all reasonable hours with two (2) Business Days prior notice to Borrower, except that no notice shall be required in the event of an emergency. Borrower shall not, without the prior consent of Lender: (a) change the use of the Premises; (b) cause or permit the use or occupancy of any part of the Premises to be discontinued if such discontinuance would violate any zoning or other law, ordinance or regulation; (c) consent to any zoning reclassification, modification or restriction affecting the Premises; (d) threaten, commit or permit any physical waste, structural or material alteration, demolition or removal of the Mortgaged Property or any portion thereof (provided that the Equipment included within the Collateral may be removed if replaced with similar items of equal or greater value); or (e) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership except as otherwise permitted under this Deed of Trust. No provision of this Section 2.03 shall prohibit Borrower from undertaking and completing tenant improvement work authorized under Leases previously approved by Lender or not requiring Lender’s prior approval.

Section 2.04.          Insurance; Restoration.

(a)      Borrower shall keep the Improvements and the Equipment insured against damage by fire, terrorism, other hazards and loss of business income. Borrower shall furnish Lender with such comprehensive special form cause of loss, all risk, fire, extended coverage property insurance insuring 100% of the insurable replacement value thereof with no coinsurance penalty (which shall mean the full repair and actual replacement value thereof providing for no deductible in excess of $25,000 [$100,000 for flood and 5% of replacement value for earthquake], without reduction for depreciation), business income (including extra expense), rental value, rent loss or business interruption insurance in an amount not less than 12 months’ rental income from all Leases, terrorism insurance (full limits for Certified Terrorism (foreign) and $100,000,000 sublimit for Domestic Acts), flood insurance, earthquake insurance, wind insurance and other insurance as Lender may from time to time require. Should the Premises be subject to pre-existing nonconforming zoning, land use or building laws, then Borrower shall also furnish Lender with an endorsement to the property insurance policy for a change in conditions, ordinance or law and contingent liability from the operation of “non-conforming” improvements, uses or conditions on the Premises with a sublimit of $2,500,000. Borrower shall also carry such other insurance, and in such amounts, as Lender may from time to time reasonably require, against insurable risks which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the type of construction, location, utilities, use and occupancy of the Premises or any replacements or substitutions therefor. Such additional insurance may include workers’ compensation, employer’s liability, boiler and machinery and demolition insurance, and shall be obtained within 20 days after demand by Lender. Borrower shall not obtain any umbrella or blanket liability or casualty policy or any separate or additional insurance which is contributing in the event of loss or any other insurance policy not required hereunder. Notwithstanding the foregoing, in the event Borrower obtains an umbrella or a blanket insurance policy or a separate policy or any other insurance policy affecting the Mortgaged Property hereunder, it shall include a “per location” aggregate endorsement and Borrower shall notify Lender of the same and shall cause certified copies of each insurance policy to be delivered as required under Section 2.04(c). Any umbrella or blanket insurance policy shall specifically allocate to the Mortgaged Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Mortgaged Property in compliance with the provisions of Section 2.04(c), giving Lender all of the rights set forth in this Section 2.04. The Proceeds of insurance paid on account of any damage to or destruction of the Premises or any portion thereof shall be paid over to Lender to be applied as hereinafter provided.

(b)      Borrower shall also maintain commercial general liability insurance, including contractual liability, with respect to the Mortgaged Property against personal injury, death and property damage, with limits of liability in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.

(c)      All insurance policies and endorsements required pursuant to this Deed of Trust shall: (i) be endorsed to name Lender as a primary additional insured thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a long-form, non-contributory mortgagee clause, or otherwise endorsed as Lender may reasonably require; (ii) be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with a rating of “A-VIII” or better as established by Best’s Rating Guide or A or better as established by Standard & Poors, Inc. or an equivalent rating with such other publication of a similar nature as shall be in current use, as shall be approved by Lender; (iii) without limiting the foregoing, provide that such policy or endorsement may not be canceled or materially changed except upon 30 days prior written notice of intention of non-renewal, cancellation or material change to Lender, and that no act or thing done by Borrower or Lender shall invalidate the policy as against Lender; and (iv) be in form and content satisfactory to Lender. Borrower shall deliver all original policies including all endorsements and renewals thereof, or copies thereof certified by the insurance company or authorized agent as being true copies, to Lender together with all endorsements required hereunder, on the date of this Deed of Trust and thereafter at least 10 days prior to the expiration date of such policies. Borrower may request an extension of time not exceeding 60 days to deliver the foregoing policies, endorsements and renewals or certified copies thereof if Borrower has done all things necessary to obtain the issuance of the policies, endorsements and renewals including the payment of all premiums therefor, and Borrower has delivered to Lender within the above 10 day period an insurance binder and evidence of insurance satisfactory to Lender issued by the approved insurer showing all required coverage to be in full force and effect for the succeeding 12 month period along with evidence satisfactory to Lender of payment in full of all premiums. If Borrower fails to maintain insurance in compliance with this Deed of Trust, Lender may (but shall not be obligated to) obtain such insurance and pay the premium therefor and Borrower shall reimburse Lender on demand for all such Advances. Notwithstanding anything to the contrary contained herein or in any provision of law, the Proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds and Lender shall be entitled to dispose of such Proceeds as hereinafter provided.

(d)      In the event of any damage to or destruction of the Premises and/or Equipment, Borrower shall give prompt written notice to Lender and shall promptly commence and diligently continue to completion the repair, restoration and rebuilding of the Premises and/or Equipment so damaged or destroyed in full compliance with all legal requirements and with the provisions of Sections 2.04(h) and (j), and free and clear from any and all liens and claims. Such repair, restoration and rebuilding of the Premises are sometimes hereinafter collectively referred to as the “Work.” Borrower shall not adjust, compromise or settle any claim for insurance proceeds without the prior consent of Lender. Lender shall have the option in its sole discretion to apply any insurance Proceeds it may receive pursuant to this Deed of Trust (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys’ fees, costs and expenses) to the payment of the Indebtedness or to allow all or a portion of such Proceeds to be used for the Work. If any insurance Proceeds are applied to reduce the Indebtedness, provided no Event of Default shall have occurred and be continuing, Lender shall apply the same, without any prepayment fee, in accordance with the provisions of Section 6 of the Note. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, Lender, at its option, may apply any insurance Proceeds to the Indebtedness in such order and priority as Lender deems appropriate in its sole discretion (and any prepayment fee required to be paid under the Note shall be due and owing).

(e)      In the event of the foreclosure of this Deed of Trust or other transfer of title to or assignment of the Mortgaged Property in extinguishment of the Indebtedness in whole or in part, all right, title and interest of Borrower in and to all policies of insurance required by this Deed of Trust and any insurance Proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee at the foreclosure sale of the Mortgaged Property.

(f)       Borrower hereby irrevocably appoints Lender its attorney-in-fact, coupled with an interest, to apply and make claims for insurance Proceeds under all insurance policies, to prosecute and settle such claims and to endorse any checks, drafts or other instruments representing any insurance Proceeds whether payable by reason of loss thereunder or otherwise. Additionally, Lender may notify any and all insurers under casualty and liability insurance policies that Lender has a security interest pursuant to the provisions of this Deed of Trust in and to such insurance policies and any proceeds thereof, and that any payments under those insurance policies are to be made directly to Lender. Lender’s rights under this Section 2.04(f) may be exercised by Lender or a court appointed receiver appointed upon the request of Lender and irrespective of whether or not an Event of Default (or any matter which, after notice or passage of time or both, would constitute an Event of Default) shall have occurred under this Deed of Trust.

(g)      Notwithstanding the provisions of Section 2.04(d), if in Lender’s reasonable judgment the cost of the Work shall not exceed 50% of the then outstanding principal balance of the Note, then Lender shall, upon request by Borrower, permit Borrower to use the Proceeds for the Work (subject to the provisions of, and less Lender’s costs described in, Section 2.04(h)), so long as:

(i)                        no Event of Default shall then exist nor any matter(s) exist which, after notice of default or passage of time or both, would constitute an Event of Default;

(ii)                     the Work can be completed, as determined by Lender in its reasonable discretion, by the date which is the earlier to occur of (a) 12 months from the date of the damage to or destruction of the Premises and (b) 12 months prior to the Maturity Date;

(iii)                  none of the Required Leases shall have been canceled or terminated nor shall any such Required Leases contain any still exercisable right to cancel or terminate as a result of such damage or destruction;

(iv)                 all sums necessary to effect the Work over and above any available Proceeds, as estimated by Lender in its reasonable discretion (the “Deficiency Amount”), shall be at the sole cost and expense of Borrower and, at Lender’s request, deposited with Lender prior to commencing any Work and at all times thereafter;

(v)                    at all times during any such Work, Borrower shall maintain, at its sole cost and expense, workers’ compensation, builders risk and public liability insurance in amounts satisfactory to Lender and in accordance with the provisions of this Section 2.04; and

(vi)                 at all times during any such Work, business income and extra expense including rental value insurance shall be in full force and effect and available to cover any loss of business income and rents resulting from the damage to or destruction of the Premises and/or Equipment.

(h)      If any insurance Proceeds are used for the Work, then such Proceeds together with any Deficiency Amount shall be held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such Proceeds and/or Deficiency Amount, including reasonable attorneys’ fees, costs and expenses and costs allocable to inspecting the Work and the plans and specifications therefor), subject to each of the following conditions:

(i)                        if the Work is structural or if the cost of the Work is reasonably estimated to exceed Two Hundred Fifty Thousand Dollars ($250,000), the Work shall be conducted under the supervision of a certified and registered architect or engineer reasonably satisfactory to Lender. Before Borrower commences any Work, other than temporary work to protect property or prevent interference with business, Lender shall have approved the plans and specifications for the Work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Premises shall be at least equal in value and general utility to the Premises immediately prior to the damage or destruction.

(ii)                     each request for payment shall be made on not less than seven Business Days prior notice to Lender and shall be accompanied by a certificate of the architect or engineer in (i) above (or a certificate given by Borrower if no architect or engineer is so required) stating: (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if required under (i) above; (B) that the sum requested is justly required to reimburse Borrower for payments by Borrower, or is justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate; (C) if the sum requested is to cover payment relating to repair and restoration of Equipment required or relating to the Premises, that title to the items of Equipment covered by the request for payment is vested in Borrower; and (D) that the amount of such Proceeds together with any Deficiency Amount remaining in the hands of Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion). Additionally, each request for payment shall contain a statement signed by Borrower approving both the Work done to date and the Work covered by the request for payment in question.

(iii)                  each request for payment shall be accompanied by waivers of lien satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Premises any mechanics’ or other lien or instrument for the retention of title relating to any part of the Work not discharged of record. Additionally, as to any Equipment covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the Equipment.

(iv)                 Lender shall have the right to inspect the Work at all reasonable times and may condition any disbursement of Proceeds upon the satisfactory completion, as determined in Lender’s sole discretion, of any portion of the Work for which payment or reimbursement is being requested. Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

(v)                    proceeds shall not be disbursed more frequently than every 30 days.

(vi)                 any request for payment made after the Work has been completed shall be accompanied by a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Premises legal.

(vii)              upon completion of the Work and payment in full therefor, any unexpended Proceeds, at the sole option of Lender, shall either be paid over to Borrower or shall be applied to the reduction of the Indebtedness.

(i)       Upon any failure on the part of Borrower to promptly commence the Work or to proceed diligently and continuously to completion of the Work or upon any Event of Default, Lender, at its sole option, shall be entitled to apply at any time all or any portion of insurance Proceeds it then holds to the Indebtedness or to curing any Event of Default under the Note, this Deed of Trust or any other Loan Document.

(j)       Notwithstanding any other provision of this Section 2.04, if no Event of Default shall exist and be continuing (nor any matter has occurred which, after notice or passage of time or both, would constitute an Event of Default) and in Lender’s reasonable judgment the cost of the Work is less than 1% of the outstanding principal balance of the Note as of the date of loss or damage to the Premises and/or Equipment and the Work can be completed in less than 90 days, then Lender shall, upon request by Borrower, permit Borrower to apply for and receive the insurance Proceeds directly from the insurer (and Lender shall advise the insurer to pay over such Proceeds directly to Borrower), provided that Borrower shall apply such insurance Proceeds solely to the prompt and diligent commencement and completion of such Work.

Section 2.05.          Condemnation. Borrower shall notify Lender immediately of the actual or threatened commencement of any proceedings for the condemnation or taking of the Premises or any portion thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in such proceedings and Borrower shall deliver to Lender all instruments requested by Lender to permit such participation. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the Proceeds of any such condemnation and to make any compromise or settlement in connection with such proceedings, subject to the provisions of this Deed of Trust. Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender. All Proceeds of any condemnation, or purchase in lieu thereof, of the Premises or any portion thereof are hereby assigned to and shall be paid to Lender. Borrower hereby authorizes Lender to collect and receive such Proceeds, to give proper receipts and acquittances therefor and, in Lender’s sole discretion, to apply such Proceeds (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys’ fees, costs and expenses allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Indebtedness or to the repair, restoration or rebuilding of the Premises in the manner and subject to the conditions set forth in Section 2.04(h). If the Proceeds are used to reduce the Indebtedness, they shall be applied in the order provided in Section 2.04(d), without any prepayment fee. Borrower shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the condemnation Proceeds to Lender.

Section 2.06.          Impositions.

(a)      Borrower shall pay and discharge all Impositions prior to delinquency and shall furnish to Lender validated receipts or other evidence satisfactory to Lender showing the payment of such Impositions within 15 days after the same would otherwise have become delinquent. Borrower’s obligation to pay Impositions pursuant to this Deed of Trust shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Trustee or Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Trustee’s or Lender’s interests. Should Borrower default in the payment of any Impositions, Lender may (but shall not be obligated to) pay such Impositions or any portion thereof and Borrower shall reimburse Lender on demand for all such Advances.

(b)      Borrower shall not be required to pay, discharge or remove any Imposition so long as Borrower contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that such contest will not result in a tax certificate or other sale of the tax lien and prior to the date on which such Imposition would otherwise have become delinquent Borrower shall have: (i) given Lender prior notice of such contest; and (ii) deposited with Lender, and shall deposit such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least 110% of the total of: (A) the balance of such Imposition then remaining unpaid; and (B) all interest, penalties, costs and charges accrued or accumulated thereon. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition as finally determined, together with all interest, penalties, costs and charges payable in connection therewith. Lender shall have full power and authority to apply any amount deposited with Lender under this Section 2.06(b) to the payment of any unpaid Imposition to prevent the sale of any tax lien or the sale or forfeiture of the Mortgaged Property for non-payment thereof. Lender shall have no liability, however, for failure to so apply any amount deposited unless Borrower requests the application of such amount to the payment of the particular Imposition for which such amount was deposited. Any surplus retained by Lender after payment of the Imposition for which a deposit was made shall be repaid to Borrower unless an Event of Default shall have occurred under the provisions of this Deed of Trust, in which case said surplus may be retained by Lender to be applied to the Indebtedness. Notwithstanding any provision of this Section 2.06(b) to the contrary, Borrower shall pay any Imposition which it might otherwise be entitled to contest if, in the reasonable opinion of Lender, failure to pay will result in a tax certificate or other sale of the tax lien or the Mortgaged Property is in jeopardy or in danger of being forfeited or foreclosed. If Borrower refuses to pay any such Imposition, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such Advances. Additionally, in such event, if Lender is prevented by law or judicial or administrative order from paying such Imposition, then Lender, at its option, may declare the entire Indebtedness immediately due and payable.

Section 2.07.          Deposits. Borrower shall deposit with Lender, monthly, on the due date of each monthly installment under the Note, l/12th of the annual charges (as estimated by Lender) for Impositions, and, if required by Lender, l/12th of the annual charges for rent (if Borrower is lessee of an interest in the Mortgaged Property) and insurance premiums with respect to the Mortgaged Property. If required by Lender, Borrower shall also deposit with Lender, simultaneously with such monthly deposits and/or the execution of this Deed of Trust, a sum of money which together with such monthly deposits will be sufficient to make the payment of each such charge at least 30 days prior to the date initially due. Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year or payment period, as reasonably estimated by Lender.

When the charges are fixed for the then current year or period, Borrower shall deposit any deficiency on demand. All funds deposited with Lender shall be held without interest (unless the payment of interest thereon is required under applicable law), may be commingled with Lender’s other funds, and shall be applied in payment of the foregoing charges when and as payable provided that no Event of Default shall have occurred which had not been cured to Lender’s satisfaction as evidenced by a prior written agreement from Lender acknowledging Lender’s acceptance of said cure. Should an Event of Default occur (unless said Event of Default had been cured and Lender had previously agreed, in writing as aforesaid, to accept said cure), the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Borrower shall furnish Lender with bills and all other documents necessary for the payment of the foregoing charges at least ten (10) days prior to the date on which each payment thereof shall first become due.

Section 2.08.          Mortgage Taxes. Borrower shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of its ownership of, or measured by amounts payable under, the Note, this Deed of Trust or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note, this Deed of Trust or the other Loan Documents. If Borrower fails to make such payment within five days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender on demand for all such Advances. If applicable law prohibits Borrower from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare the Indebtedness then unpaid to be immediately due and payable. In such event, no Prepayment Fee shall be charged.

Section 2.09.          Organization and Authority.

(a)      The execution and delivery of the Note, this Deed of Trust and the other Loan Documents have been duly authorized and there is no provision in Borrower’s organizational documents, as amended, requiring further consent for such action by any other Person.

(b)      Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation.

(c)      Borrower has all necessary franchises, licenses, authorizations, registrations, permits and approvals and full power and authority to own and operate its properties, including the Mortgaged Property, and carry on its business as now conducted in each jurisdiction where Borrower conducts its business.

(d)      The execution and delivery of and performance of its obligations under the Loan Documents: (i) will not result in Borrower being in default under any provision of its organizational documents, as amended, any court order, or any mortgage, deed of trust or other agreement to which it is a party; and (ii) do not require the consent of or any filing with any governmental authority.

(e)      All necessary and required actions have been duly taken by and on behalf of Borrower to make and constitute the Loan Documents, and the Loan Documents constitute, legal, valid and binding obligations enforceable against Borrower in accordance with their respective terms, subject only to the application of bankruptcy and other laws affecting the rights of creditors generally.

Section 2.10.          Maintenance of Existence. So long as it owns the Mortgaged Property, Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its formation and the State, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court now or hereafter applicable to Borrower or to the Mortgaged Property or any portion thereof.

Section 2.11.          Payment of Liens. Borrower shall pay when due all payments and charges due under or in connection with any liens and encumbrances on and security interests in the Mortgaged Property or any portion thereof, all rents and charges under any ground leases and other leases forming a part of the Mortgaged Property, and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Mortgaged Property or any portion thereof (provided that if Lender in its reasonable opinion does not believe at any time that the Mortgaged Property is in jeopardy or in danger of being forfeited or foreclosed, Borrower shall have the right to contest, bond over, and/or insure the same in accordance with provisions for contesting Impositions under Section 2.06(b) hereof), and shall cause the prompt (but in no event later than thirty (30) days after imposition), full and unconditional discharge of all liens imposed on or against the Mortgaged Property or any portion thereof (except to the extent contested, bonded or insured as herein above permitted). Borrower shall do or cause to be done, at the sole cost of Borrower, everything necessary to fully preserve the initial priority of the lien of this Deed of Trust. If Borrower fails to make any such payment or if a lien attaches to the Mortgaged Property or any portion thereof and is not discharged within said thirty (30) days or bonded or insured over as herein above permitted, Lender may (but shall not be obligated to) make such payment or discharge such lien and Borrower shall reimburse Lender on demand for all such Advances.

Section 2.12.          Costs of Defending and Upholding the Lien. Lender and, to the extent authorized by Lender, Trustee may, after notice to Borrower: (a) appear in and defend any action or proceeding, in the name and on behalf of either Lender or Borrower, in which Trustee or Lender is named or which Lender in its sole discretion determines may adversely affect the Mortgaged Property, this Deed of Trust, the lien hereof or any other Loan Document; and (b) institute any action or proceeding which Lender in its sole discretion determines should be instituted to protect the interest or rights of Trustee or Lender in the Mortgaged Property or its rights under this Deed of Trust or any other Loan Document, including foreclosure proceedings. Borrower agrees to bear and shall pay or reimburse Trustee and Lender on demand for all Advances and expenses (including reasonable attorneys’ fees, costs and expenses) relating to or incurred by Lender in connection with any such action or proceeding.

Section 2.13.          Costs of Enforcement. Borrower agrees to bear and shall pay or reimburse Trustee and Lender on demand for all Advances and expenses (including reasonable attorneys’ and appraisers’ fees, costs and expenses and the expenses and reasonable fees of any receiver or similar official) of or incidental to the collection of the Indebtedness, any foreclosure of this Deed of Trust or any other Loan Document, any enforcement, compromise or settlement of this Deed of Trust, any other Loan Document or the Indebtedness, or any defense or assertion of the rights or claims of Trustee or Lender in respect of any thereof, by litigation or otherwise.

Section 2.14.          Interest on Advances and Expenses. All Advances made and any reasonable expenses incurred at any time by Trustee or Lender pursuant to the provisions of this Deed of Trust or the other Loan Documents or under applicable law shall be secured by this Deed of Trust as part of the Indebtedness, with equal rank and priority. All such Advances and expenses shall bear interest at the Default Rate from the date that each such Advance or expenses is made or incurred to the date of repayment and all such Advances and expenses with interest thereon shall be payable to Lender on demand unless another date for repayment of such Advance is provided in this Deed of Trust.

Section 2.15.          Indemnification. Borrower shall indemnify, defend and hold Trustee and Lender and their respective directors, officers, employees and agents             from and against and reimburse them for all Losses which may be imposed upon, asserted against, or incurred or paid by any of them: (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Premises from any cause whatsoever except to the extent caused by the gross negligence or willful misconduct of Trustee, Lender or their respective successors or assigns; (b) as a result of the failure of Borrower to perform any of its obligations under any of the Loan Documents; or (c) on account of any transaction otherwise arising out of or in any way connected with the Mortgaged Property, this Deed of Trust or the Indebtedness except to the extent caused by the gross negligence or willful misconduct of Trustee, Lender or their respective successors or assigns.

Section 2.16.          Financial Statements; Records. Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles as adjusted for real estate (“GAAP”), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied, and shall furnish to Lender in both hard copy and in electronic format via e-mail to addresses specified by Lender, within the time periods set forth:

(a)      A current certified rent roll, signed and dated by Borrower, detailing for each of the Leases, the names of all tenants of the Premises, the portion of the Premises occupied by each tenant, the annual rental, including base rent, additional rent and percentage rent, and any other charges payable and the term of each of the Leases, including the expiration date, and any other information as is reasonably required by Lender, within 105 days after the end of each Fiscal Year of Borrower;

(b)      An annual operating statement of the Premises detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form approved by Lender, within 105 days after the close of each Fiscal Year of Borrower; provided, however, if audited statements of the aforesaid are available, then Borrower shall deliver same to Lender promptly upon receipt thereof;

(c)      An annual balance sheet and profit and loss statement of Borrower, the Principals (except for IFC, Inc.), Dana Credit, Rebnec Ten, Inc. and Dandorr, LLC, in a form approved by Lender, prepared and certified by Borrower, the Principals, or Dana Credit, as to the applicable statement. All statements shall be delivered to Lender within 105 days after the close of each Fiscal Year of Borrower, Principal (except for IFC, Inc.), Dana Credit, Rebnec Ten, Inc. or Dandorr, LLC, as the case may be; provided, however, if audited statements of the aforesaid are available, then Borrower shall deliver same to Lender promptly upon receipt thereof;

(d)      An annual operating and capital budget and management plan presented on a monthly basis consistent with the annual operating statement described above for the Premises, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements by November 30 of each Fiscal Year;

(e)      An annual statement from Borrower and Dana Credit, in a form approved by Lender, certifying: (i) the name of those Persons with a direct ownership interest in Borrower; and (ii) that neither Borrower nor those Persons with a direct ownership interest in Borrower have obtained any financing prohibited by this Deed of Trust and the other Loan Documents, signed and dated by Borrower and said Persons with a direct ownership interest in Borrower, within 105 days after the close of each Fiscal Year of Borrower and from time to time as Lender may reasonably request.

(f)       A copy of Borrower’s and Principals’ federal tax return(s) as and when filed with the Internal Revenue Service; and,

(g)      Quarterly (for the prior fiscal quarter) and year-to-date (through the prior month) profit and loss statements of Borrower, a budget comparison, a rent roll for office, apartment, retail operating leases and health club tenants (containing the information provided in (a) above), occupancy/ADR (for the hotel operations on the Premises), and the Smith Travel Report (relative to competitive hotel operations) for the prior fiscal quarter, all in a form approved by Lender and formatted so as to show both consolidated and segregated operations of the Mortgaged Property, including all components necessary to calculate Net Operating Income, within thirty (30) days after the end of each fiscal quarter.

(h)      Upon request from Lender, the following:

(i)                        an accounting of all security deposits held in connection with any of the Leases, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release from Borrower to obtain information regarding such accounts directly from such financial institutions;

(ii)                     such other financial or management information as may, from time to time, be reasonably required by Lender and in form and substance reasonably satisfactory to Lender; and

(iii)                  Borrower’s books and records regarding the Premises for examination, review, copying and audit by Lender or its auditors during normal business hours upon one (1) Business Days advance notice and convenient facilities for such examination review, copying and audit of Borrower’s books and records of account.

(i)       Borrower hereby appoints Lender its attorney in fact for the purpose of hiring at Borrower’s cost an auditing firm to prepare and deliver to Lender any overdue rent roll, operating statement or balance sheet and profit and loss statement in the event Borrower fails or refuses to furnish to Lender those financial reports as and when due. Borrower agrees to make any and all of Borrower’s books and records available to such auditing firm. The costs and expenses of the auditor shall be due and payable to Lender upon demand and shall constitute a part of the Indebtedness.

Section 2.17.          Prohibition Against Conveyances, Encumbrances and Borrowing.

A.      Except with the prior consent of Lender and as otherwise provided in Sections 2.17(C) and 2.17(D) hereof, neither Borrower nor any Person shall convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest in: (a) all or any portion of the Mortgaged Property including the Leases; or (b) all or any ownership interest in Borrower or in any Upstream Owner. In furtherance of the foregoing, subordinate liens (voluntary or involuntary) secured by any portion of the Mortgaged Property, or any beneficial interest in the Mortgaged Property and any mezzanine or any other financing, secured by any ownership interest in Borrower or in any Upstream Owner, shall not be permitted except with the prior consent of Lender and as provided in Section 2.17(C) and 2.17(D) hereof. Without limiting Lender’s right to withhold its consent to any transfer or encumbrance not otherwise permitted below, any transfer or encumbrance (even those permitted below) must be to or with a United States citizen or an entity owned or controlled by United States citizens which is not an OFAC Prohibited Person. Additionally, without limiting the generality of the foregoing, until the Loan has been paid in full, Dana Credit shall remain a wholly-owned subsidiary of Dana Corporation. All requests for Lender’s consent under this Section 2.17 shall be on a form previously approved by Lender and shall be accompanied by the payment of Lender’s standard processing fee for such transactions then in effect. Lender’s consent to any of the foregoing actions, if given (in Lender’s sole discretion), may be conditioned upon a change in the interest rate, maturity date, amortization period or other terms under the Note, the payment of a transfer fee and/or any other requirements of Lender. In addition to the standard processing fee and the transfer fee referred to in this Section 2.17, Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including reasonable attorneys’ fees, costs and expenses, title search costs, and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such transaction. The foregoing prohibitions are not intended to prevent the Principals or Upstream Owners from obtaining personal loans unrelated to Borrower and the Mortgaged Property and are also not intended to prevent Borrower from incurring reasonable and customary trade payables and unsecured operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Mortgaged Property in such amounts as are normal and reasonable under the circumstances that will be satisfied within 60 days of incurrence, provided that such debt is not evidenced by a note and is paid when due.

(B)     Notwithstanding the prohibitions of Section 2.17(A), as long as there has not been a Partial Release and Note B has been (or shall be concurrently with a transfer permitted by this Section 2.17(B)) repaid in full (together with any Breakage Fee due in connection with said prepayment), Lender will permit a one-time transfer of title to the Mortgaged Property without modification of the terms of the Loan, which shall be personal to the Borrower named on page one of this Deed of Trust and shall not apply to any successor, assignee or transferee of Borrower, and shall be subject, however, to satisfaction of each and every one of the following conditions:

1.                         At least thirty (30) days prior to such transfer, Borrower shall have provided Lender with written notice of the proposed transfer together with an administrative processing fee in the amount of $10,000 (the “Processing Fee”) along with the name(s), address(es) and organizational documents of the proposed transferee and principals, affiliates and parents or other majority owners, as applicable, of the proposed transferee. Upon receipt, the Processing Fee shall be deemed earned, whether or not Borrower completes the proposed transfer and whether or not the proposed transfer is actually approved by Lender. A separate Processing Fee shall be required for each transfer requested. Additionally, Borrower shall furnish to Lender along with such notice the following: (i) detailed and complete financial statements of the proposed transferee and principals, affiliates and parents or other majority owners, as applicable, of the proposed transferee, (ii) information with respect to the business and business experience of the proposed transferee and its principals, affiliates and parents or other majority owners, as applicable, and their experience in the ownership and operation of properties similar to the Mortgaged Property and other commercial real estate, (iii) evidence that the Mortgaged Property as of the proposed date of transfer of title and thereafter will be managed by a management company and under a management agreement meeting the requirements of subparagraph 4 below, (iv) the terms and conditions of the proposed sale and a copy of the executed purchase and sales agreement, (v) a description, including a chart, if appropriate, of the ownership structure of the proposed transferee and each of its principals, affiliates and parent or other majority owners, as applicable, (vi) the management plan for the Mortgaged Property, (vii) the status of the proposed transferee, and if the proposed transferee is a special purpose entity, of its principals, parent or other majority owners, as a “Qualified Real Estate Investor” as defined below and (viii) such other information as Lender may request to permit it to determine the creditworthiness and management abilities of the proposed transferee and its principals, affiliates and parent or other majority owners, as applicable.

2.                         The Loan must be current in all respects and there may not be an Event of Default, or an event with which the giving of notice or the passage of time or both would constitute an Event of Default, either as of the date of the notice given Lender under subparagraph 1 above or thereafter through the date of transfer of title to the Mortgaged Property.

3.                         The proposed transferee, or, if the proposed transferee is a special single purpose entity, each of its principals, parent or other majority owners, as applicable, shall be a “Qualified Real Estate Investor” as defined below.

4.                         The Mortgaged Property as of the date of transfer and thereafter must be managed by a management company approved by Lender under a written management agreement in form and substance satisfactory to Lender.

5.                         The proposed transferee shall expressly assume Borrower’s obligations under the Loan under documents in form and substance satisfactory to Lender, subject to the non-recourse provisions of the Loan Documents existing as of the date of the closing of the sale of the Mortgaged Property. Additionally, at the time of the assumption of the Loan, the proposed transferee shall furnish to Lender an environmental indemnity in form and substance satisfactory to Lender (which form may be different from any form executed by Borrower (and/or other indemnitors) as a result of Lender’s updating its standard form of environmental indemnity or as a result of specific environmental conditions at the Mortgaged Property) and a non-recourse carveout guaranty in form and substance satisfactory to Lender, each from a financially responsible person or entity approved by Lender. Borrower and the proposed transferee and such other entities or persons as Lender shall require shall also deliver and, if applicable, execute (i) evidence of authority and entity existence, (ii) Uniform Commercial Code searches, (iii) Uniform Commercial Code financing statements, (iv) an endorsement to Lender’s title policy updating the effective date to the date of transfer, showing the transferee as the owner of the Mortgaged Property, showing no additional title exceptions, except as shall be approved by Lender in its sole and absolute discretion and otherwise in form and substance acceptable to Lender, (v) opinions of counsel acceptable to Lender on such matters as Lender shall reasonably require, (vi) evidence of fire and extended coverage insurance and such other insurance, including, without limitation, terrorism insurance, as shall be required by the Loan Documents and (vii) such other documents as Lender shall require in order to effectuate the transaction as contemplated by this Section 2.17(B). At the closing of any approved transfer, the proposed transferee shall deposit with Lender sufficient funds to pay when due all real estate taxes, assessments and municipal charges, and insurance premiums, and to pay any ground rents. In addition, the Lender may require the proposed transferee to establish with Lender at the time of closing of any approved transfer a reserve for future tenant improvements, leasing commissions and/or capital, fixtures, furniture or equipment improvements. To the extent the Loan Documents require any other reserves or deposits the same shall be established by the proposed transferee prior to the date of closing of the proposed transfer. The foregoing requirement for deposits and reserves shall be required notwithstanding that any of the foregoing shall have been waived by Lender with respect to Borrower either in this Deed of Trust, the Loan Documents or in any side letter or agreement executed by Lender.

6.                         At the closing of any approved transfer, Borrower shall pay to Lender a fee in the amount of one percent (1%) of the then outstanding balance of the Loan in cash or certified funds (the “Transfer Fee”); provided, however, if James L. Smith has an ownership interest in and controls the proposed transferee, the Transfer Fee shall be reduced to one-half percent (1/2%) of the then outstanding balance of the Loan. The Transfer Fee is being paid in order to induce Lender to allow the proposed transferee to assume the obligations of the Borrower under the Loan Documents and to release Borrower from liability thereunder for Borrower’s obligations, acts and omissions from and after the date of transfer in accordance with these provisions, provided, however, in no event shall the Borrower be released from any liability for acts or omissions prior to the date of the transfer, including without limitation, acts or omissions leading to environmental contamination, whether known or unknown.

7.                         The Debt Service Coverage Ratio (calculated (i) as of the last day of the month which is two months prior to the month of the anticipated date of such transfer of the Mortgaged Property and (ii) with the assumption that Note B has been repaid in full) shall be not less than 1.75.

8.                         The Loan-to-Value Ratio (calculated with the assumption that Note B has been repaid in full) shall be not more than sixty five percent (65%).

9.                         The proposed transfer shall not cause a violation of any federal, state or local law, statute, rule, regulation or order governing the Mortgaged Property, Borrower or the proposed transferee or any of its principals, parent, or other owners.

10.                   The proposed transferee shall not cause any breach or violation of any of the terms or provisions of Section 2.25 of this Deed of Trust.

11.                   Borrower shall pay all of Lender’s costs and expenses incurred in connection with the proposed transfer of the Mortgaged Property whether or not the transfer actually occurs including, without limitations, attorneys fees, recording and filing charges, title charges and any endorsement to Lender’s title policy.

Lender will not review or process Borrower’s request for approval of a proposed transfer of the Mortgaged Property pursuant to this Section 2.17(B) until such time as Lender has received all of the items, including the Processing Fee, required to be delivered to Lender pursuant to this Section 2.17(B).

For purposes of this Section 2.17(B), “Qualified Real Estate Investor” shall mean any reputable entity which is domiciled in the U.S. with principals who are U.S. citizens and which is reasonably determined by Lender to have satisfied all of the following conditions: (1) the proposed transferee has the qualifications, experience and creditworthiness at least equal to that of Dana Credit on the date of closing of the Loan or the proposed transferee has (a) net worth of not less than $250,000,000, and (b) liquid assets of not less than $20,000,000, and (2) neither the proposed transferee nor any principal, affiliate, parent or other majority owner of the proposed transferee, as of the date for the closing of the transfer of title to the Mortgaged Property or at any time prior thereto, is or has been (i) in default on any indebtedness or loan from Lender or any affiliate of Lender, (ii) involved as a debtor or as the principal of a debtor in any bankruptcy, reorganization or insolvency proceeding, (iii) the subject of any criminal charges or proceedings, (iv) involved in litigation which is deemed significant by Lender acting reasonably, or (v) listed on, included within or associated with any of the persons or entities referred to in Executive Order 13324 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended by the United States Department of the Treasury, Office of Foreign Assets Control through the date the determination of Qualified Real Estate Investor is made or otherwise not in compliance with the Anti-Money Laundering Laws. All of the foregoing conditions must be satisfied as of the date of the request for approval of transfer of title to the Mortgaged Property and on the date of the proposed closing of the transfer.

(C)     Notwithstanding the prohibitions of Section 2.17(A), Borrower shall be entitled to cause Permitted Transfers to occur without Lender’s consent provided that each of the following conditions are satisfied:

1.                         At least ten (10) days prior to such transfer Borrower delivers to Lender written notice of the transfer, along with the name(s), address(es) and organization documents of the transferee(s) and any amended organizational documents of Borrower.

2.                         The payments due under the Loan Documents must be current in all respects and no other event shall have occurred as of the date of the transfer, which, after notice or passage of time or both, would constitute an Event of Default.

3.                         Within thirty (30) days after the transfer, Borrower delivers to Lender a written certification, in favor of Lender, that the transfer satisfies the requirements provided for in the definition of Permitted Transfers provided in this Deed of Trust.

4.                         Other than with respect to transfers of ownership interest in Dana Corporation (the number of transfers of which shall not be limited), there has been no more than one (1) other prior Permitted Transfer. (Only two (2) Permitted Transfers (exclusive of any transfers of Dana Corporation) shall be allowed by Lender during the term of the Loan.)

5.                         Throughout the term of the Loan, Dana Credit remains a wholly owned subsidiary of Dana Corporation and Dana Credit remains liable under the Debt Service Paydown Amount Guaranty, Environmental Indemnification Agreement and Recourse Guaranty Agreement, each of even date herewith (said three (3) documents are collectively referred to herein as “Guaranties”).

6.                         After giving effect to such transfer Borrower shall have substantially the same financial strength and reputation as Borrower had prior to such transfer, as determined by Lender in its reasonable discretion.

7.                         Borrower pays to Lender all of Lender’s reasonable out-of-pocket costs and expenses incurred by Lender relative to its review of the documents referenced in (1) above, its determination that the other requirements hereinabove have been satisfied and servicing fees incurred by Lender for data system changes to Borrower information.

(D)     Notwithstanding the provisions of Section 2.17(A) to the contrary, the Permitted Subordinated Financing shall be permitted provided that on or prior to the funding of the Loan the Subordinated Lender executes and delivers to Lender a subordination and intercreditor agreement in form and content acceptable to Lender.

Section 2.18. Estoppel Certificates. Within 10 Business Days of a request by Lender, Borrower shall furnish to Lender a duly acknowledged written statement confirming: (a) the original principal amount of the Note; (b) the unpaid principal amount of the Note; (c) the rate of interest of the Note; (d) the terms of payment and maturity date of the Note; (e) the date installments of interest and/or principal were last paid; (f) that, except as provided in detail in such statement, there are no offsets or defenses against the Indebtedness or defaults or events which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Note, this Deed of Trust or the other Loan Documents; and (g) such other information that Lender shall reasonably request. Borrower shall also furnish to Lender within 30 days of its request therefor tenant estoppel letters from non-residential tenants of the Premises as Lender may require, but such requests as to any one tenant shall not be made more often than once in a calendar year period.

Section 2.19. Assignment of Leases and Property Income.

(a)      Borrower hereby absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to Lender all of the right, title and interest of Borrower in and to the Leases and the Property Income. Except in connection with the Permitted Subordinated Financing, Borrower shall not otherwise assign, transfer or encumber in any manner the Leases or the Property Income or any portion thereof. Borrower shall have a license, revocable by Lender, to collect and use the Property Income as the same becomes due and payable so long as no Event of Default has occurred which had not been cured to Lender’s satisfaction as evidenced by a prior written agreement from Lender acknowledging Lender’s acceptance of said cure, but may not collect any Property Income more than 30 days in advance of the date the same becomes due. The assignment in this Section 2.19 shall constitute an absolute, irrevocable and present assignment of the Leases and the Property Income, and not an additional assignment for security, and the existence or exercise of Borrower’s revocable license to collect Property Income shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies under this Section 2.19 shall not be deemed or construed to make Lender: (i) a mortgagee-in-possession; (ii) responsible for the payment of any taxes or assessments with respect to the Premises; (iii) liable to perform any obligation of the lessor under any Lease(s) or under applicable law; (iv) liable to any person for any dangerous or defective condition in the Premises or for any negligence in the management, upkeep, repair, or control of the Premises resulting in loss or injury or death to any Person; or (v) be liable in any manner for the remediation of any environmental impairment.

(b)      Except as permitted by Section 2.19(d) and other than residential Leases relating to residential multifamily property, all Leases and amendments, modifications and renewals of existing Leases, shall be subject to the prior review and approval of Lender and its counsel, at Borrower’s expense. Except as otherwise consented to by Lender, all Leases shall be written on the standard form of lease, which shall have been approved by Lender. No material changes may be made to the Lender-approved standard lease form without the prior consent of Lender. All Leases shall be at rental rates and on terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. All Leases shall provide that they are subordinate to this Deed of Trust and that the lessee agrees to attorn to Lender. Borrower shall furnish Lender with executed copies of all Leases, amendments, modifications and renewals of existing Leases within 20 days after execution thereof.

(c)      Borrower shall perform all obligations as lessor under all Leases and shall enforce all of the terms, covenants and conditions therein contained upon the part of the lessee to be performed or observed, short of termination thereof. Additionally, Borrower shall not take any action which would cause any Lease to cease to be in full force and effect. Except with the prior consent of Lender or as permitted by Section 2.19(d) and 2.19(e) hereof, Borrower shall not: (i) cancel, terminate (with the exception of a residential Lease relating to a multifamily property carried out in the manner of a prudent landlord in the ordinary course of business), surrender, sublet or assign any Lease or consent to any cancellation, termination (with the exception of a residential Lease relating to a multifamily property carried out in the manner of a prudent landlord in the ordinary course of business), surrender, subletting or assignment thereof; (ii) subordinate any Lease to any mortgage, deed of trust or other security interest that is subordinate to this Deed of Trust; (iii) enter into any new Lease or amend, modify or renew any existing Lease (except as permitted in Section 2.19(d)); (iv) waive any default under or breach of any Lease; (v) consent to or accept any prepayment or discount of rent or advance rent under any Lease; (vi) take any other action in connection with any Lease which may impair or jeopardize the validity of such Lease or Lender’s interest therein; or (vii) alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to any of the Leases or cancel or terminate such guaranty, letter of credit or other credit support without the prior consent of Lender.

(d)      Notwithstanding Section 2.19(b), Lender’s prior consent shall not be required for entering into any new Lease or renewing, amending or modifying any existing Lease covering 3,000 square feet of net rentable area or less (after taking into account such amendment or modification), or a residential Lease relating to a residential multifamily property, provided that: (i) the Lease utilized is on a standard form previously approved by Lender, without material modification; (ii) the Lease (including any amendments or modifications) represents an arm’s- length transaction with a bona fide, independent third party tenant and provides for rental rates and terms comparable to existing local market rates and terms; (iii) neither the Lease (including any amendments or modifications) nor the activity of the tenant will violate any provision of any other Lease or restriction or covenant affecting the Premises or this Deed of Trust or any other Loan Document, including Section 2.20(b); (iv) the Lease contains no purchase options; (v) the Lease contains no rights of first refusal, no rights to lease other space, or expansion rights, so that the total space would exceed 3,000 net rentable square feet. Except for residential Leases relating to a multifamily property, notice and copies of which shall be furnished only upon request, Borrower shall give Lender notice of any Lease, renewal, amendment or modification thereof described in this Section 2.19(d), together with a fully executed and complete copy of such Lease, renewal, amendment or modification not later than 10 days after the execution thereof. In determining under this subsection (d) whether a Lease is for more than 3,000 square feet of net rentable area of the Premises, all space leased to any one tenant (whether pursuant to one or more Lease) shall be aggregated. If Lender and its loan servicer, Babson Capital Management LLC (Babson Capital Management LLC or any successor servicer thereof, the “Servicer”), both fail to respond to a request to approve or disapprove any proposed Lease (including any Lease modifications, amendments and extensions) within ten (10) Business Days following Borrower’s delivery to Lender and the Servicer, in accordance with the notice requirements set forth in this Deed of Trust, of (i) a true, correct and complete copy of any proposed final Lease (or Lease amendment, modification or extension, as the case may be), (ii) a blacklined copy of the final lease showing differences from the standard lease form previously approved by Lender, (iii) a lease summary letter describing in reasonable detail all of the material terms of the lease, (iv) a written description of all financial and operational information relating to the proposed tenant, including a description of tenant’s business, industry, operations and owners, (v) income statements, balance sheets and cash flow statements for the tenant for the last 2 years, (vi) a credit report for the tenant (if available) and (vii) a written request delivered to Lender requesting its approval of such Lease (or Lease amendment, modification or extension, as the case may be), then Lender shall be deemed to have approved of such Lease, or Lease amendment, modification or extension, as the case may be.

(e)      Notwithstanding anything in Section 2.19 to the contrary, Borrower may terminate any Lease without Lender’s prior consent unless a termination fee of $200,000 or more is to be collected by Borrower, in which event Lender’s prior written consent to such termination shall be required.

(f)       In addition to the foregoing, Borrower shall comply with all terms and provisions of the Assignment.

(g)      Upon Lender’s request, Borrower shall deliver to Lender any or all of the tenant security deposits, including any letters of credit, under the Leases, together with: (i) any assignment of the proceeds of such security deposits; (ii) any assignment and transfer of such letters of credit or the proceeds thereof; and (iii) any tenants’ consents to assignment of such security deposits and assignment and transfer of such letters of credit, as Lender shall reasonably request. All security deposits delivered to Lender shall be held without interest and may be commingled with Lender’s other funds (unless the payment of interest thereon and a separate account therefor is required under applicable tenant leases or by law).

(h)      Borrower hereby agrees that Lender may authorize and direct the tenants named in the Leases and all Lease guarantors, to pay over to Lender or such other party as Lender may direct, all Property Income upon receipt from Lender of written notice to the effect that an Event of Default exists, and to continue to do so until the tenants and Lease guarantors are otherwise notified by Lender.

(i)       Upon the occurrence of an Event of Default, Lender may, with or without exercising any other rights or remedies: (i) give or require Borrower to give notice to any or all tenants under the Leases authorizing and directing them to pay all Property Income under the

Leases directly to Lender; and (ii) without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Mortgaged Property to which appointment Borrower hereby consents, whether or not foreclosure proceedings have been commenced under this Deed of Trust and whether or not a foreclosure sale has occurred.

(j)       If any tenant is required to pay a lease termination fee as a result of such tenant terminating its Lease, upon such Lease termination, the amount so required to be paid by such tenant shall be collaterally assigned to Lender as additional collateral for the Loan and deposited with Lender in an interest bearing account (the “Lease Termination Escrow Account”), with interest accruing for the benefit of Borrower. Once the space vacated as a result of the Lease termination is occupied and the new tenant is paying rent, the portion of the Lease Termination Escrow Account relating to the Lease termination payment for the applicable space (inclusive of interest attributable thereto) shall be refunded to Borrower. Should an Event of Default occur, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 2.20.          Environmental Matters; Warranties; Notice; Indemnity.

(a)      Borrower represents and warrants to Lender, based upon the Environmental Report and to the actual knowledge of Borrower, regarding the Premises and the Equipment as follows:

(i)                  Borrower has not installed, used, generated, manufactured, produced, stored, Released, discharged or disposed of in, on, under or about the Premises, or transported to or from any portion of the Premises, any Hazardous Substance or allowed any other Person to do so, except under conditions permitted by applicable Environmental Laws and except for cleaning supplies in reasonable quantities used in the operation of the Premises so long as the supplies are maintained, used, stored and disposed of in accordance with all applicable Environmental Laws;

(ii)                 there are no Hazardous Substances or underground storage tanks in, on, or under or about the Premises, except those that are both: (A) in compliance with Environmental Laws and with permits issued pursuant thereto; and (B) fully disclosed to Lender in writing pursuant to the written reports resulting from environmental assessments of the Mortgaged Property delivered to Lender (the “Environmental Report”);

(iii)                there are no past, present or threatened Releases of any Hazardous Substance in, on, under or about the Premises except as described in the Environmental Report;

(iv)               there is no threat of any Release of Hazardous Substances migrating to the Premises except as described in the Environmental Report;

(v)                there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises or the Equipment except as described in the Environmental Report;

(vi)               except as set forth in the Environmental Report, Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Premises or Equipment, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and

(vii)              Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to adverse conditions in, on, under or about the Premises that is known by Borrower and that is contained in Borrower’s files and records, including any reports relating to Hazardous Substances in, on, under or about the Premises and/or to the environmental condition of the Premises.

(b)      Borrower shall not install, use, generate, manufacture, produce, store, Release, discharge or dispose of on, under or about the Premises, or transport to or from any portion of the Premises, any Hazardous Substance or allow any other Person to do so, except under conditions permitted by applicable Environmental Laws, except for cleaning supplies in reasonable quantities used in the operation of the Premises so long as the supplies are maintained, used, stored and disposed of in accordance with all applicable Environmental Laws. Additionally, except with the prior consent of Lender, no portion of the Premises shall be leased, used or occupied for dry cleaning operations or the storage of any chemicals used in the dry cleaning process.

(c)      Borrower shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, applicable Environmental Laws.

(d)      Borrower shall promptly provide notice to Lender of:

(i)                  any proceeding, investigation or inquiry commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Premises or the migration of any Hazardous Substance to or from adjoining property;

(ii)                 all claims made or threatened by any Person against Borrower, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from any Hazardous Substance; and

(iii)                the discovery of any occurrence or condition on the Premises or on any real property adjoining or in the vicinity of the Premises, of which Borrower becomes aware, which might cause the Premises or any portion thereof to be in violation of any Environmental Law or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Law (collectively, an “Environmental Violation”).

(e)      Lender and, to the extent authorized by Lender, Trustee may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning the Premises or Equipment under any Environmental Law. Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys’ fees, costs and expenses) relating to or incurred by Lender in connection with any such action or proceeding.

(f)       Borrower shall indemnify, defend and hold Trustee and Lender and their respective directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including reasonable attorneys’ fees, costs and expenses) directly or indirectly arising out of or attributable to: (i) a breach of any warranty or representation contained in this Section 2.20, Section 2.21 or Section 2.22 or of any other provision thereof; (ii) an action against Borrower to enforce any of the provisions of this Section 2.20, Section 2.21 or Section 2.22; and (iii) the installation, use, generation, manufacture, production, storage, Release, threatened Release, or presence of a Hazardous Substance on, under, or about the Premises or any portion thereof including: (a) all direct and consequential damages; (b) the costs of any required or necessary Remediation; and (c) the costs of the preparation and implementation of any plans for Remediation, closure or other required plans. This indemnity shall survive the satisfaction, release or extinguishment of the lien of this Deed of Trust including any extinguishment of such lien by foreclosure or deed in lieu thereof.

Section 2.21.          Environmental Matters; Remediation.

(a)      If any investigation, site monitoring, containment, cleanup, removal, restoration or other Remediation of any kind or nature is required, reasonably necessary or desirable under any applicable Environmental Law because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remediation. In all events, such Remediation shall be commenced within 45 days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law.

(b)      All Remediation shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Lender. All costs and expenses of such Remediation and of Lender’s monitoring or review of such Remediation (including reasonable attorneys’ fees, costs and expenses) shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remediation, Lender may (but shall not be obligated to) cause such Remediation to be performed. Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys’ fees, costs and expenses) relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remediation.

(c)      Except with Lender’s prior consent, Borrower shall not commence any Remediation or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Lender’s sole judgment, impair the value of Lender’s security hereunder. Lender’s prior consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Lender’s prior consent. In such event Borrower shall notify Lender as soon as practicable of any action taken.

Section 2.22.          Environmental Matters; Inspection.

(a)      Lender and its agents shall have the right at all reasonable times and upon two (2) Business Days advance notice (provided that no advance notice shall be required in the event of an emergency) to enter upon and inspect all or any portion of the Premises, and to conduct customary environmental tests, assessments, audits and soil borings. Except in an emergency, such entry shall be at reasonable times, with reasonable advance notice, and subject to the rights of tenants of the Premises. Lender may select a consulting engineer to conduct and prepare reports of such inspections, tests, assessments, audits and soil borings. The inspection rights granted to Lender in this Section 2.22 shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Deed of Trust.

(b)      Promptly upon the written request of Lender from time to time, Borrower shall provide Lender with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Lender, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substance and the potential costs in connection with abatement, cleanup or removal of any Hazardous Substance found on, under, at, or within the Premises.

(c)      Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys’ fees, costs and expenses) relating to or incurred by Lender in connection with the inspections, tests, assessments, audits, soil borings and reports described in this Section 2.22 and to provide the environmental site assessment or environmental report described in Section 2.22(b) in the following situations:

(i)                  if Lender has reasonable grounds to believe, at the time any such inspection, test, assessment, audit, or soil boring is ordered or Environmental Report is requested, that there exists an Environmental Violation or that a Hazardous Substance is present on, under or about the Premises or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;

(ii)                 if any such inspection reveals an Environmental Violation or that a Hazardous Substance is present on, under or about the Premises or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;

(iii)                if Lender has reasonable grounds to believe that a change in the presence of Hazardous Substances on the Premises has occurred;

(iv)               if Lender has reasonable grounds to believe that a change in the compliance of the Premises with any Environmental Law has occurred;

(v)                if Lender is not reasonably satisfied with the results or quality of an environmental site assessment or an environmental audit report which has been prepared in connection with the Premises, with the exception of the environmental site assessment and environmental audit report required by Lender in conjunction with the making of the Loan; or

(vi)               if an Event of Default exists at the time such inspection is ordered or at the time the request is made for an Environmental Report.

Section 2.23.          Management. At all times prior to the payment in full of the Indebtedness, the Mortgaged Property shall be managed by a management company reasonably satisfactory to Lender, and pursuant to a management agreement reasonably satisfactory to Lender. In addition, any leasing commission agreement affecting the Mortgaged Property must be reasonably satisfactory to Lender. Such management agreement and leasing commission agreement shall be subordinate to this Deed of Trust. As of the date hereof, Lender approves CWE Hospitality LLC as manager of the Mortgaged Property, reserving the right, however, to revoke such approval for good cause only. If at any time the management company, management agreement or leasing commission agreement is not satisfactory to Lender, Borrower shall have a reasonable period, not exceeding 90 days after notice to Borrower of Lender’s disapproval, to obtain a management company, management agreement and/or leasing commission agreement approved by and satisfactory to Lender. The management agreement shall provide that the fee (base plus incentive) due the property manager thereunder shall be no greater than 2.50% of the gross revenue for the Mortgaged Property.

Section 2.24.          ERISA. As of the date hereof and throughout the term of this Deed of Trust: (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA; (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (v) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Deed of Trust or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section 2.24 as Lender may from time to time request.

Section 2.25.          Terrorism and Anti-Money Laundering.

(a)      As of the date hereof and throughout the term of this Deed of Trust: (i) Borrower; (ii) any Person controlling or controlled by Borrower; (iii) any Person having a 5% or more ownership interest in Borrower; (iv) if Borrower is a privately held entity, any Person having a beneficial interest in Borrower; or (v) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person.

(b)      To comply with applicable U.S. Anti-Money Laundering Laws, all payments by Borrower to Lender or from Lender to Borrower will only be made in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(c)      Borrower agrees to provide Lender at any time and from time to time during the term of the Loan with such information as Lender determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, any Person controlling or controlled by Borrower or any Person having a beneficial interest in Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its Anti-Money Laundering Laws and compliance procedures, or to update such information.

(d)      The representations and warranties set forth in this Section 2.25 shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under the Note, this Deed of Trust and the other Loan Documents or receives any payment from Lender. Borrower agrees promptly to notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.

Section 2.26.          Special Purpose Entity Requirements.

(a)      Borrower has not and shall not:

(i)                  engage in any business or activity other than the acquisition, ownership, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

(ii)                 acquire or own any material asset other than the Mortgaged Property and such incidental personal property as may be necessary for the operation of the Mortgaged Property;

(iii)                merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case obtaining the prior consent of Lender;

(iv)               fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s formation documents;

(v)                own any subsidiary or make any investment in or acquire the obligations or securities of any other Person without the prior consent of Lender;

(vi)               commingle its assets with the assets of any of its shareholders, partners, members, Principals, affiliates, or any shareholder, partner, member, principal or affiliate thereof, or of any other Person or transfer any assets to any such Person other than distributions on account of equity interests in Borrower permitted hereunder and properly accounted for;

(vii)              incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness, except reasonable and customary trade payables and operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Mortgaged Property in such amounts as are normal and reasonable under the circumstances that will be satisfied within 60 days of incurrence, provided that such debt is not evidenced by a note and is paid when due;

(viii)             allow any Person to pay its debts and liabilities (except a guarantor or indemnitor of the Loan) or fail to pay its debts and liabilities solely from its own assets;

(ix)                fail to maintain its records, books of account and bank accounts separate and apart from those of its shareholders, partners, members, Principals and affiliates, or any shareholder, partner, member, principal or affiliate thereof, and any other Person or fail to prepare and maintain its own financial statements in accordance with generally accepted accounting principles and susceptible to audit, or if such financial statements are consolidated fail to cause such financial statements to contain footnotes disclosing that the Mortgaged Property is actually owned by Borrower;

(x)                 enter into any contract or agreement with any of its shareholders, partners, members, Principals or affiliates, any guarantor or indemnitor of all or a portion of the Loan or any shareholder, partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

(xi)                fail to correct any known misunderstandings regarding the separate identity of Borrower;

(xii)               share any common logo with or hold itself out as or be considered as a department or division of any of its shareholders, partners, members, Principals or affiliates, or any shareholder, partner, member, principal or affiliate thereof, or any other Person or allow any Person to identify Borrower as a department or division of that Person;

(xiii)              hold itself out to be responsible or pledge its assets or credit worthiness for the debts of another Person or allow any Person to hold itself out to be responsible or pledge its assets or credit worthiness for the debts of Borrower (except for a guarantor or indemnitor of the Loan);

(xiv)              make any loans or advances to any third party, including any of its shareholders, partners, members, Principals or affiliates, or any shareholder, partner, member, principal or affiliate thereof;

(xv)               fail to use separate contracts, purchase orders, stationery, invoices and checks;

(xvi)              fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not: (A) to mislead others as to the entity with which such other party is transacting business; or (B) to suggest that Borrower is responsible for the debts of any third party (including any of its shareholders, partners, members, Principals or affiliates, or any shareholder, partner, member, principal or affiliate thereof);

(xvii)             fail to allocate fairly and reasonably among Borrower and any third party (including any guarantor or indemnitor of the Loan) any overhead for common employees, shared office space or other overhead and administrative expenses;

(xviii)            allow any Person to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations;

(xix)              fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xx)               seek dissolution or winding up in whole, or in part;

(xxi)              file a voluntary petition or otherwise initiate proceedings to have Borrower or any Principal adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Borrower or any Principal, or file a petition seeking or consenting to reorganization or relief of Borrower or any Principal as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to Borrower or Principal; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Borrower or any Principal or of all or any substantial part of the properties and assets of

Borrower or any Principal, or make any general assignment for the benefit of creditors of Borrower or any Principal, or admit in writing the inability of Borrower or Principal to pay its debts generally as they become due or declare or effect a moratorium on Borrower or any Principal debt or take any action in furtherance of any such action; or

(xxii)             conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Borrower or the creditors of any other Person.

(b)      IFC, Inc. must also be a special purpose entity and comply with the provisions of this Section 2.26. Dandorr, LLC and Rebnec Ten, Inc. shall own no assets other than for its partnership interests in the Borrower. Furthermore, at any time during the term of the Loan if Borrower is a limited partnership, then any general partner of Borrower must also be a special purpose entity and comply with the provisions of this Section 2.26. Moreover, at any time during the term of the Loan if Borrower is a limited liability company, then any managing member of Borrower must also be a special purpose entity and comply with the provisions of this Section 2.26.

(c)      Borrower and any other Person required to be a special purpose entity pursuant to the terms of this Section 2.26 shall not amend or modify any of their respective formation documents without the prior consent of Lender, which consent shall not be unreasonably withheld. Promptly after Lender’s written request from time to time, but not more frequently than once in any calendar year, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that Borrower and any other Person required to be a special purpose entity pursuant to the terms of this Section 2.26 are in compliance with the provisions of this Section.

Section 2.27.          Operating Agreements and Permitted Encumbrances.

(a)      No Operating Agreement or Permitted Encumbrance shall be amended, modified, supplemented, restated or otherwise altered by Borrower, nor shall Borrower consent or otherwise acquiesce in any of the foregoing, without in each instance the prior consent of Lender.

(b)      No Operating Agreement or Permitted Encumbrance benefiting the Mortgaged Property shall be terminated by Borrower unless such terminated Operating Agreement or such Permitted Encumbrance is replaced with a similar agreement upon terms and conditions, and with such third parties, as are acceptable to Lender.

(c)      Borrower will deliver to Lender, at the same time received or sent by Borrower, copies of all notices, demands or requests sent or otherwise made by Borrower or any other Person under or pursuant to any Operating Agreement or Permitted Encumbrance.

(d)      The term of any Operating Agreement or Permitted Encumbrance shall not be extended or otherwise renewed by Borrower (unless pursuant to a right currently afforded Borrower thereunder) without in each instance Lender’s prior written approval.

(e)      Borrower agrees to observe, perform and discharge all obligations, covenants and warranties required to be kept and performed by Borrower under the Operating Agreements and Permitted Encumbrances.

(f)       Borrower shall use reasonable commercial efforts to enforce or secure the performance of each and every material obligation, term, covenant, condition and agreement to be performed by any other party to any of the Operating Agreements and Permitted Encumbrances.

Section 2.28. Compliance with Laws. The Mortgaged Property is in compliance with all provisions of all zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes to which it is subject.

Section 2.29.          Debt Service Coverage Ratio.

(a)      Borrower covenants and agrees that as long as there is a principal balance outstanding under Note B, on October 1, 2005, January 1, 2006, April 1, 2006 and July 1, 2006 and on the first day of each October, January and April and July thereafter (unless such date is not a Business Day; then the next following Business Day) (each such date shall be referred to herein as a “Calculation Date”) during the term of the Loan, if the Debt Service Coverage Ratio is less than 1.50 then Borrower shall (i) prepay or cause to be prepaid to Lender that portion of the outstanding principal balance of Note B necessary so that, upon recalculation, the Debt Service Coverage Ratio shall be equal to or greater than 1.50 and (ii) pay or cause to be paid to Lender any Breakage Fee due in connection with such prepayment (the aggregate amount required to be paid by Borrower in this sentence shall be referred to as the “Debt Service Paydown Amount”). If the Debt Service Coverage Ratio is less than 1.50 on any Calculation Date and Lender does not receive the Debt Service Paydown Amount within five (5) Business Days after notice to Borrower that such amount is due then such failure shall be an Event of Default hereunder (with no further notice or grace periods required to be provided to Borrower). Notwithstanding the aforesaid, in no event shall Borrower be required to prepay Note A to achieve the aforesaid Debt Service Coverage Ratio (i.e., the Debt Service Paydown Amount shall not exceed the then outstanding principal balance of Note B). Additionally, if Lender has not received the Debt Service Paydown Amount required to be paid as aforesaid within said five (5) Business Day period then Lender shall have the right, any time thereafter, in its sole and absolute discretion to purchase an Interest Rate Cap Agreement, from an issuer acceptable to Lender and in form and substance acceptable to Lender, in a notional amount equal to $5,000,000 and with a LIBOR strike price equal to the interest rate, as determined by Lender in its sole discretion, required to cover additional LIBOR Rate (as defined in Note B) increases over the remainder of the term of the Loan in order to achieve a Debt Service Coverage Ratio equal to 1.50 on the date of Lender’s purchase of the Interest Rate Cap Agreement. Borrower shall pay the cost of this Interest Rate Cap Agreement promptly after receipt of an invoice therefor and the cost therefore shall be deemed an Advance hereunder from the date of acquisition until so paid. Borrower shall provide Lender with any information reasonably requested by Lender in order for Lender to make the determinations required herein.

(b)      At any time during the term of the Loan, Borrower may elect to purchase, in lieu of the requirement to make any Debt Service Paydown Amount, an Interest Rate Cap Agreement

satisfying all of the terms and provisions of Exhibit D attached hereto. Upon Lender’s receipt of said Interest Rate Cap Agreement and satisfaction of all provisions set forth in Exhibit D attached hereto, Borrower shall not be required to make any Debt Service Paydown Amount. If, however, at any time thereafter the requirements set forth in Exhibit D attached hereto are not satisfied, then Borrower shall automatically be required to pay each Debt Service Paydown Amount as required by subsection (a) above.

Section 2.30.          Employees of Mortgaged Property. Borrower covenants and agrees that at all times throughout the term of the Loan, the employees of the Hotel Security will be employees of the Property Manager (not the Borrower).

Section 2.31.          Partial Release. Upon the filing of a condominium regime for either (i) all or a portion of the Hotel Security, or (ii) all or a portion of the Apartment Security, Lender agrees to release from the lien of the Mortgage the Hotel Security (a “Hotel Partial Release”) or the Apartment Security, (a “Apartment Partial Release” and together with a Hotel Partial Release, each a “Partial Release”), as applicable, provided that all of the following terms and conditions are satisfied as determined by Lender in its sole and absolute discretion:

(a)      A Partial Release shall be permitted from the first day of August, 2006 through and including the last day of April, 2010 (the “Release Period”).

(b)      Lender shall have approved, in its sole and reasonable discretion, all documents relating to the condominium regime and the proposed Partial Release.

(c)      A Partial Release may take place not more than one (1) time during the Release Period.

(d)      At the time of the applicable Partial Release, the Loan-to-Value Ratio for the Loan must be equal to or less than (i) 60% in the event of an Apartment Partial Release (the “Hotel LTV Requirement”), or (ii) 75% in the event of a Hotel Partial Release (the “Apartment LTV Requirement”), each based upon the value of the remaining Mortgaged Property as reasonably estimated by Lender based upon an appraisal satisfying the definition of Loan-to- Value Ratio set forth in Article I hereof. Borrower shall have the right, to the extent required to satisfy this subsection (d), to pay down the principal balance of the Loan, together with the payment of the Prepayment Fee and/or Breakage Fee due in connection with such prepayment, by an amount necessary to satisfy the applicable Loan-to-Value Ratio. In the event of a principal pay down, the monthly interest only Loan payments due under the Note shall be adjusted accordingly.

(e)      At the time of the applicable Partial Release, the Debt Service Coverage Ratio shall not be less than 1.50 (assuming (i) Net Operating Income from the remaining Mortgaged Property only and (ii) any prepayment provided for in subsection (d) above shall have been made).

(f)       The Loan shall not be in default at the time such request for Partial Release is made through the completion of the Partial Release, nor may any event have occurred which, after notice or passage of time or both, would constitute an Event of Default under the Loan Documents at such times.

(g)      Borrower shall pay all of Lender’s out-of-pocket costs associated with the review of the condominium documents and the Partial Release plus a non-refundable processing fee of $10,000 for such Partial Release. Without limitation, Borrower shall pay within 10 days after receipt of billings, all costs arising from any request for Partial Release, whether or not such Partial Release is actually approved or completed, including without limitation, the processing fee, legal fees, appraisal fees, market studies and expenses, title insurance premiums, recording fees and taxes.

(h)      Borrower shall have prepared and delivered to Lender all documents that Lender is required to execute in order to effectuate the Partial Release at least fifteen (15) days prior to the Partial Release and such documents shall be in form and substance satisfactory to Lender.

The terms of this Section are personal to the Borrower named on page one of this Deed of Trust and shall not apply to any successor, assignee or transferee of Borrower. Any right to request any Partial Release shall terminate and become null and void upon any transfer of title to the Mortgaged Property, or any portion thereof, or, other than for the Permitted Transfers satisfying the terms of Section 2.17(C) above, upon any direct or indirect transfer of any ownership interest in Borrower or in the Upstream Owners, whether or not any such transfers are permitted by the terms of this Deed of Trust (other than for the Permitted Transfers satisfying the terms of Section 2.17(C) above), or otherwise approved by Lender in advance in writing.

Section 2.32.          Fire Sprinkler Deposit Account. Lender will require that if during the term of the Loan, the City of St. Louis, or other government agency (collectively “Government Agency”) having jurisdiction over the Mortgaged Property, issues an order requiring installation of fire sprinklers over any portion of the Mortgaged Property, then Borrower shall immediately cause funds to be paid into an interest bearing account (the “Sprinkler Deposit Account”), with interest accruing to the benefit of the Sprinkler Deposit Account and held and administered by Lender. The Sprinkler Deposit Account will be funded by Borrower on a monthly straight-line basis based upon the total cost required to install the required sprinkler improvements, as determined by a third-party consultant acceptable to both Borrower and Lender at Borrower’s sole cost and expense, divided by the time period allocated by the Government Agency for sprinkler installation. Monthly deposits to the Sprinkler Deposit Account may be off set by actual expenditures for sprinkler improvements made pursuant to the Government Agency requirement so long as such expenditures are documented to Lender’s satisfaction. Deposits to the Sprinkler Deposit Account will be made available to Borrower for required sprinkler improvements in accordance with this Section. All Funds in the Sprinkler Deposit Account shall be collaterally assigned to Lender as additional collateral for the Loan. Should an Event of Default occur, the funds in the Sprinkler Deposit Account may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 2.33.          Additional Guarantors. In the event that Dana Credit is acquired by, or merges into, another Person, Borrower shall cause, within five (5) Business Days after written request by Lender, additional Person(s) acceptable to Lender in Lender’s sole discretion to execute and deliver to Lender a debt service paydown amount guaranty, environmental indemnification and a recourse guaranty agreement in form and substance identical to the Guaranties.

ARTICLE III.

Security Agreement

Section 3.01.          Warranties, Representations and Covenants of Borrower. Borrower covenants, warrants, represents and agrees with and to Trustee and Lender as follows:

(a)      This Deed of Trust constitutes a security agreement under the Code and serves as a fixture filing in accordance with the Code. This Deed of Trust creates, and Borrower hereby grants to Lender, a security interest in favor of Lender as secured party under the Code with respect to all property (specifically including the Collateral) included in the Mortgaged Property which is covered by the Code. The mention of any portion of the Mortgaged Property in a financing statement filed in the records normally pertaining to personal property shall not derogate from or impair in any manner the intention of Borrower and Lender hereby declared that all items of the Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of: (i) the rights in or to the Proceeds of any policy of insurance; (ii) any condemnation Proceeds; (iii) Borrower’s interest in any Leases or Property Income; or (iv) any other item included in the Mortgaged Property, shall not be construed to alter, impair or impugn any rights of Lender as determined by this Deed of Trust or the priority of Lender’s lien upon and security interest in the Mortgaged Property. Any such mention shall be for the protection of Lender in the event that notice of Lender’s priority of interest as to any portion of the Mortgaged Property is required to be filed in accordance with the Code to be effective against or take priority over the interest of any particular class of Persons, including the federal government or any subdivision or instrumentality thereof.

(b)      Except for the security interest granted by this Deed of Trust, Borrower is and, as to portions of the Collateral to be acquired after the date hereof, will be the sole owner of the Collateral, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever except Permitted Encumbrances. Borrower shall notify Lender of, and shall defend the Collateral against, all claims and demands of all Persons at any time claiming the same or any interest therein.

(c)      Except as otherwise provided in this Deed of Trust, Borrower shall not lease, sell, convey or in any manner transfer the Collateral without the prior consent of Lender. Notwithstanding the foregoing or any other provision in this Deed of Trust to the contrary, in the event the total annual rental obligations of any leased Collateral is less than $500,000 in the aggregate, Borrower shall not be required to disclose such leased Collateral to Lender or obtain Lender’s prior consent thereto.

(d)      The Collateral is not used or bought for personal, family or household purposes.

(e)      The Collateral shall be kept on or at the Premises, and Borrower shall not remove the Collateral from the Premises without the prior consent of Lender, except such portions or items of the Collateral as are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Borrower with items of equal or greater value.

(f)       Borrower shall provide Lender upon Lender’s request from time to time with an inventory of the Collateral by serial number and account number, as appropriate.

(g)      Borrower shall not change its place of formation or its entity name without providing Lender with 60 days prior notice. In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Code forms as are necessary to maintain the priority of Lender’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Code forms or continuation statements as Lender shall deem necessary (subject to Lender’s right to sign such statements on behalf of Borrower as provided in Section 3.01(h)), and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall initially pay such expenses, Borrower shall promptly reimburse Lender for the expenses.

(h)      Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to execute in the name of and on behalf of Borrower any and all financing statements and continuations thereof and to file with the appropriate public office on its behalf and at its expense any financing or other statements signed only by Lender, as secured party, in connection with the Collateral covered by this Deed of Trust.

(i)       Borrower represents that its exact legal name is as set forth on the Cover Sheet of this Deed of Trust.

(j)       Borrower’s Federal Tax Identification Number is 43-1794300 and Borrower’s Organizational Number is 2802363.

(k)      Borrower shall not file any termination statements concerning the Mortgaged Property without Lender’s prior consent unless the Indebtedness has been repaid and this Deed of Trust has been released.

(l)       Where Collateral is in possession of a third party, Borrower will join with Lender in notifying the third party of Lender’s interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender.

(m)     Borrower will cooperate with Lender in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper.

Section 3.02.          Financing Statements. A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS DEED OF TRUST OR ANY FINANCING STATEMENT RELATING TO THIS DEED OF TRUST SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

Section 3.03.          Addresses. The state of organization, organizational ID number and mailing address of Borrower and the address of Lender from which information concerning the security interest granted hereby may be obtained are set forth on the Cover Sheet of this Deed of Trust. Borrower maintains its sole place of business or its chief executive office at the address shown on said Cover Sheet, and Borrower shall immediately notify Lender in writing of any change in said place of business or chief executive office.

Section 3.04.          Fixture Filing. This Deed of Trust shall constitute a fixture filing under the Code as to any goods and other personal property included in the Mortgaged Property in which Borrower has granted to Lender a security interest as provided in this Article III which are or may become fixtures under applicable law. This fixture filing is to be recorded in St. Louis County, Missouri.

ARTICLE IV.

Default and Remedies

Section 4.01.          Events of Default. Each of the following shall constitute an Event of Default under the Note, this Deed of Trust and the other Loan Documents:

(a)      Failure to pay any principal, interest, deposit or other amount due under the Note, this Deed of Trust or any other Loan Document within 5 days after the date such amount is due.

(b)      Except as provided in Section 4.01(a) and Sections 4.01(c) to 4.01(x), inclusive, failure to perform or comply with any term, obligation, covenant or condition contained in the Note, this Deed of Trust or any other Loan Documents, within 30 days after the delivery of written notice from Lender of such failure; provided that if such default is not reasonably capable of being cured (without taking into account financial capability) within such 30 day period, such failure shall not constitute an Event of Default so long as Borrower commences the cure of such default within such 30 day period, diligently prosecutes such cure to completion and completes the cure within 90 days after delivery of such written notice from Lender.

(c)      The occurrence of an Event of Default, or default after passage of any applicable grace or cure period, hereunder or under any of the other Loan Documents.

(d)      The occurrence of an Event of Default, or default after passage of any applicable grace or cure period, under any guaranty, indemnity or other instrument delivered to Lender in connection with the Loan.

(e)      If any representation, warranty, certification or other statement made herein, in any other Loan Document, in any application for the Loan or in any statement or certificate at any time given to Lender in connection with the Loan shall prove to be untrue or misleading in any material respect.

(f)       If Lender fails to have a legal, valid, binding and enforceable first priority lien on the Mortgaged Property or any portion thereof or on any material portion of the personal property or other Collateral.

(g)      Failure to permit Lender or its agents to enter to the Mortgaged Property or to access Borrower’s books and records in accordance with the terms of this Deed of Trust and the other Loan Documents which failure has not been cured within five (5) days after the delivery of written notice from Lender to Borrower.

(h)      Failure to pay any Imposition prior to the date on which the same becomes delinquent, or to maintain insurance or apply insurance proceeds as required by this Deed of Trust.

(i)       Except as permitted in this Deed of Trust, adjusting, compromising, settling or entering into any agreement with respect to insurance settlements and condemnation proceedings, without the prior consent of Lender.

(j)       Damage to any of the Mortgaged Property in any manner which is not covered by insurance as a result of Borrower’s failure to maintain insurance required in accordance with this Deed of Trust.

(k)      Except as permitted in this Deed of Trust: (i) a change in the use of the Premises or causing or permitting the use or occupancy of any part of the Premises to be discontinued if such change of use or discontinuance would violate any zoning or other law, ordinance or regulation; (ii) consent to any zoning reclassification, modification or restriction affecting the Premises; (iii) taking any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership; or (iv) the actual alteration, demolition or removal of any of the Improvements, without the prior consent of Lender.

(l)       Failure to deliver copies of any notices from governmental or regulatory authorities in accordance with the terms of this Deed of Trust and the other Loan Documents if Borrower had knowledge of the existence of said notice.

(m)     Failure to deliver financial statements required by Section 2.16 or the estoppel certificates required by Section 2.18 within 10 days after the delivery of written notice from Lender.

(n)      Violation of any of the terms, obligations, covenants or conditions set forth in Section 2.17, Section 2.19(a), Section 2.19(c) (i) through (vii), inclusive, or Section 2.27.

(o)      If a default or event of default shall occur under any permitted mortgage, deed of trust, encumbrance, lien or security agreement, including, without limitation, under the Permitted Subordinated Financing, encumbering all or any portion of the Mortgaged Property which is subordinate or superior to the lien of this Deed of Trust or if any party under any such instrument shall commence a foreclosure or other collection or enforcement action in connection therewith.

(p)      Failure to obtain a management company, management agreement and/or leasing commissions agreement satisfactory to Lender within the 90-day period set forth in Section 2.23.

(q)      Failure of Borrower or any Principal to preserve and keep in full force and effect its existence, franchises, licenses, authorizations, registrations, permits and approvals required under the laws of the state of its formation and the State and any franchises, licenses, authorizations, registrations, permits and approvals required or necessary to operate its business and failure of any guarantor or indemnitor of the Loan to preserve and keep in full force and effect its existence and good standing as required under the laws of the state of its formation.

(r)       If Borrower, any Principal or any guarantor or indemnitor of the Loan consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Borrower or such Principal, guarantor or indemnitor.

(s)      If any Bankruptcy Proceeding shall have been filed against Borrower, any Principal or any guarantor or indemnitor of the Loan and the same is not withdrawn, dismissed, canceled or terminated within 90 days of such filing.

(t)       If Borrower, any Principal or any guarantor or indemnitor of the Loan is adjudicated bankrupt or insolvent or a petition for reorganization of Borrower or any such Principal, guarantor or indemnitor is granted.

(u)      If a receiver, liquidator or trustee of Borrower, any Principal or any guarantor or indemnitor of the Loan or of any of the properties of Borrower or any such Principal, guarantor or indemnitor shall be appointed.

(v)      If Borrower, any Principal or any guarantor or indemnitor of the Loan shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due.

(w)     Except as otherwise permitted herein, if Borrower, any Principal or any guarantor or indemnitor of the Loan shall die or shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower or any such Principal, guarantor or indemnitor.

(x)      If Dana Credit is not a wholly owned subsidiary of Dana Corporation; provided, however, the aforesaid shall not be an Event of Default hereunder if Lender has received from a Person(s) acceptable to Lender, in Lender’s sole discretion, a debt service paydown amount guaranty, an environmental indemnification and a recourse guaranty agreement in form and substance identical to the Guaranties.

Section 4.02.          Remedies. Upon the occurrence of any Event of Default, Lender may take such actions against Borrower and/or the Mortgaged Property or any portion thereof as it deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property, without notice or demand except as set forth herein. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Such actions may include the following:

(a)      Lender may declare the entire outstanding principal balance under the Note then unpaid, together with all accrued and unpaid interest thereon, prepayment fees thereunder, and all other unpaid Indebtedness, to be immediately due and payable.

(b)      Lender may enter into or upon the Mortgaged Property, personally or by its agents, nominees or attorneys, and may dispossess Borrower and its agents and servants therefrom, and thereupon Lender at its sole discretion may: (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every portion of the Mortgaged Property and conduct business thereon in any case either in the name of Lender or in such other name as Lender shall deem best; (ii) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (iv) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Property Income; and (v) apply the receipts of Property Income to the payment of the Indebtedness (including any prepayment fee payable under the Note) in such order as Lender shall determine in its sole discretion, after deducting therefrom all expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its agents, nominees and attorneys.

(c)      With or without entry, personally or by its agents, nominees or attorneys, Lender may require Trustee to sell all or any portion of the Mortgaged Property and all or any portion of Borrower’s estate, right, title, interest, claim and demand therein and right of redemption thereof at one or more private or public sales in the manner and to the extent permitted by law, as an entirety or in parcels or portions, and Trustee shall have any statutory power of sale as may be provided by law in the State.

(d)      Lender may institute or require Trustee to institute proceedings for the complete foreclosure of this Deed of Trust, in which case the Mortgaged Property may be sold for cash or upon credit, as an entirety or in parcels or portions.

(e)      Lender may require Trustee to institute, proceedings for the partial foreclosure of this Deed of Trust for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Indebtedness not then due.

(f)       Lender may institute, or require Trustee to institute, an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained in the Note, this Deed of Trust or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

(g)      Lender and Trustee shall have the rights and may take such actions as are set forth, described or referred to in any rider entitled “Rider - Applicable State Law Provisions” attached hereto and made a part hereof, or as are permitted by the laws of the State.

(h)      Lender may recover judgment on the Note, either before, during or after any proceedings for the foreclosure or enforcement of this Deed of Trust.

(i)                     Lender may secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and Borrower hereby consents and agrees to such appointment, without notice to Borrower and without regard to the adequacy of the security for the Indebtedness and without regard to the solvency of Borrower or any other Person liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Property Income pursuant to this Deed of Trust or the Assignment.

(j)                     Lender may exercise any or all of the remedies available to a secured party under the Code.

(k)                  Lender may pursue, or require Trustee to pursue, any other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

(l)                     Lender may apply any funds then on deposit with Lender for payment of Impositions, ground rent or insurance premiums in the manner provided for in Section 2.07.

(m)               Lender in its sole discretion may surrender any insurance policies and collect the unearned premiums and apply such sums against the Indebtedness.

(n)                 To the extent permitted by law, exercise or require Trustee to exercise any power of sale.

Section 4.03.          General Provisions Regarding Remedies.

(a)                  Proceeds of Sale. The proceeds of any sale of the Mortgaged Property received by Lender, or part thereof, shall be distributed and applied to the amounts set forth in Section 6 of the Note in such order and priority as Lender deems appropriate in its sole discretion.

(b)                 Effect of Judgment. No recovery of any judgment by Lender or Trustee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Deed of Trust upon the Mortgaged Property or any portion thereof, or any rights, powers or remedies of Lender or Trustee hereunder. Such lien, rights, powers and remedies of Lender and Trustee shall continue unimpaired as before.

(c)                  Continuing Power of Sale. The power of sale conferred upon Trustee in this Deed of Trust shall not be exhausted by any one or more sales as to any portion of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property is sold or all of the Indebtedness is paid.

(d)                 Right to Purchase. At any sale of the Mortgaged Property or any portion thereof pursuant to the provisions of this Deed of Trust, Lender or Trustee shall have the right to purchase the Mortgaged Property being sold, and in such case shall have the right to credit against the amount of the bid made therefor (to the extent necessary) all or any portion of the Indebtedness then due.

(e)                  Right to Terminate Proceedings. Lender or Trustee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 4.02 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

(f)                    No Waiver or Release. Lender may resort to, or require Trustee to resort to, any remedies and the security given by the Loan Documents, in whole or in part, and in such portions and in such order as determined in Lender’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Loan Documents. The failure of Lender or Trustee to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Lender or Trustee of any payment after the occurrence of an Event of Default and no payment by Lender or Trustee of any Advance or obligation for which Borrower is liable hereunder shall be deemed to waive or cure such Event of Default or Borrower’s liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Lender or Trustee, and no extension of time for the payment of the whole or any portion of the Indebtedness or any other indulgence given by Lender or Trustee to Borrower or any other Person, shall operate to release or in any manner affect Lender’s or Trustee’s interest in the Mortgaged Property or the liability of Borrower to pay the Indebtedness, except to the extent that such liability shall be reduced by Proceeds of the sale of all or any portion of the Mortgaged Property received by Lender. No waiver by Lender or Trustee shall be effective unless it is in writing and then only to the extent specifically stated.

(g)                 No Impairment; No Release. The interests and rights of Lender or Trustee under the Loan Documents shall not be impaired by any indulgence, including: (i) any renewal, extension or modification which Lender may grant with respect to any of the Indebtedness; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender or Trustee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Indebtedness. If the Mortgaged Property is sold and Lender enters into any agreement with the then owner of the Mortgaged Property extending the time of payment of the Indebtedness, or otherwise modifying the terms hereof or of any other Loan Document, Borrower shall continue to be liable to pay the Indebtedness according to the tenor of any such agreement unless expressly released and discharged in writing by Lender.

(h)                 Waivers and Agreements Regarding Remedies. To the fullest extent that Borrower may legally do so, Borrower:

(i)                                                     agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any laws now or hereafter in force providing for any appraisal or appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisal or appraisement, stay of execution, extension and notice of election to accelerate or declare due the whole of the Indebtedness;

(ii)                                                  waives all rights to a marshalling of the assets of Borrower, Borrower’s partners, if any, and others with interests in Borrower, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Trustee to the payment of the Indebtedness out of the Proceeds of sale of the Mortgaged Property in preference to every other claimant whatsoever;

(iii)                                               waives any right to bring or utilize any defense, counterclaim or setoff, other than one in good faith, which denies the existence or sufficiency of the facts upon which the foreclosure action is grounded or which is based on Lender’s or Trustee’s wrongful actions. If any defense, counterclaim or setoff (other than one permitted by the preceding sentence) is raised by Borrower in such foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a claim which could be tried in an action for money damages, the foregoing waiver shall not bar a separate action for such damage (unless such claim is required by law or applicable rules of procedure to be pleaded in or consolidated with the action initiated by Lender or Trustee), but such separate action shall not thereafter be consolidated with Lender’s or Trustee’s foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying any such foreclosure action;

(iv)                                              waives and relinquishes any and all rights and remedies which Borrower may have or be able to assert by reason of the provisions of any laws pertaining to the rights and remedies of sureties;

(v)                                                 waives the defense of laches and any applicable statutes of limitation; and

(vi)                                              waives any right to have any trial, action or proceeding tried by a jury.

(i)                     Lender’s Discretion. Except as otherwise provided herein the contrary, Lender may exercise its rights, options and remedies and may make all decisions, judgments and determinations under this Deed of Trust and the other Loan Documents in its sole unfettered discretion.

(j)                     Recitals of Facts. In the event of a sale or other disposition of the Mortgaged Property pursuant to Section 4.02 and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts (such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition) shall be conclusive proof of the truth of such facts. Any such deed or conveyance shall be conclusive against all Persons as to such facts recited therein.

(k)                  Lender’s Right to Waive, Consent or Release. Lender may at any time, in writing: (i) waive compliance by Borrower with any covenant herein made by Borrower to the extent and in the manner specified in such writing; (ii) consent to Borrower’s doing any act which Borrower is prohibited hereunder from doing, or consent to Borrower’s failing to do any act which Borrower is required hereunder to do, to the extent and in the manner specified in such writing; or (iii) release or require Trustee to release any portion of the Mortgaged Property, or any interest therein, from this Deed of Trust and the lien of the other Loan Documents. No such act shall in any way impair the rights of Lender or Trustee hereunder except to the extent specified by Lender in such writing.

(l)                     Possession of the Mortgaged Property. Upon the occurrence of any Event of Default hereunder and demand by Lender at its option, Borrower shall immediately surrender or cause the surrender of possession of the Premises to Lender. If Borrower or any other occupant (other than tenants occupying space pursuant to the Leases) is permitted to remain in possession, such possession shall be as tenant of Lender and such occupant: (i) shall on demand pay to Lender monthly, in advance, reasonable use and occupancy charges for the space so occupied; and (ii) in default thereof, may be dispossessed by the usual summary proceedings. Upon the occurrence of any Event of Default and demand by Lender, Borrower shall assemble the Collateral and make it available at any place Lender may designate to allow Lender to take possession and/or dispose of the Collateral. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any portion thereof. Nothing in this Section 4.03(1) shall be deemed a waiver of the provisions of this Deed of Trust prohibiting the sale or other disposition of the Mortgaged Property without the prior consent of Lender.

(m)               Limitations on Liability. Subject to the provisions of Section 10 of the Note, in any action or proceedings brought on the Note, this Deed of Trust or any other Loan Documents in which a money judgment is sought, Lender and Trustee will look solely to the Mortgaged Property and other property described in the Loan Documents (including the Property Income and any other rents and profits from such property) for payment of the Indebtedness and, specifically and without limitation, Lender and Trustee agree to waive any right to seek or obtain a deficiency judgment against Borrower.

(n)                 Subrogation. If all or any portion of the proceeds of the Note or any Advance shall be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any portion thereof, then Lender and Trustee shall be subrogated to, and shall have the benefit of the priority of, such other lien or encumbrance and any additional security held by the holder thereof.

ARTICLE V.

Miscellaneous

Section 5.01.          Notices.

(a)                  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (i) certified or registered United States mail, postage prepaid; (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery; or (iii) facsimile provided a confirming copy is sent the same day in the manner set forth in (ii) above, addressed in either case as follows:

If to Lender, at the following address:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 2100
Springfield, Massachusetts 01115
Attention: Managing Director, Real Estate Finance Group
Facsimile: 413-226-2498

With a copy to:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 2800
Springfield, Massachusetts 01115
Attention: Vice President, Real Estate Law
Facsimile: 413-226-1079

If to Trustee, at the following address:

Armstrong Teasdale LLP
One Metropolitan Square
St. Louis, Missouri 63102-2740
Attention: Michael A. Chivell
Facsimile: (314) 612-2232

If to Borrower, at the following address:

Kingsdell L.P.
c/o IFC, Inc.
212 North Kingshighway Blvd., Suite 1023
St. Louis, Missouri 63108
Attention: Mr. James L. Smith, President
Facsimile: (314) 633-3233

With a copy to:

REBNEC Ten, Inc.
c/o Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615
Attention: Robert E. Pollock, International Counsel
Facsimile: (419) 535-4790

With a copy to:

Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615
Attention: Corporate Secretary
Facsimile: (419) 535-4790

or to such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other party in the manner provided for in this Section 5.01. A notice shall be deemed to have been given: in the case of hand delivery or by facsimile, at the time of delivery; in the case of registered or certified mail, three Business Days after deposit in the United States mail; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 5.01 may elect to waive any deficiencies and treat the notice as having been properly given.

(b)                 Borrower acknowledges that Lender may elect to correspond or transmit information concerning the Loan or Borrower to Borrower, the Principals, guarantors, indemnitors, investors and other third parties via email or the internet. Such transmissions shall be for the convenience of the parties hereto and shall not replace or supplement the required methods of delivering notices provided for above. In addition, Borrower acknowledges that such information may be transmitted via the internet or by email and with or without any algorithm enhanced security software and Borrower waives any right to privacy in connection therewith.

(c)                  Borrower shall notify Lender promptly of the occurrence of any of the following: (i) receipt of notice from any governmental authority relating to the Mortgaged Property; (ii) any material change in the occupancy of the Mortgaged Property; (iii) receipt of any notice from the holder of any other lien or security interest in the Mortgaged Property; or (iv) commencement of any judicial or administrative proceedings by, against or otherwise affecting any Person controlling, controlled by or under common control with Borrower or any guarantor if such proceeding could have a material adverse affect on the Mortgaged Property or such Person’s obligations under the Loan Documents or any judicial or administrative proceedings by, against or otherwise affecting Borrower or the Mortgaged Property, or any other action by any creditor thereof as a result of any default under the terms of any loan.

Section 5.02.          Binding Obligations; Joint and Several. The provisions and covenants of this Deed of Trust shall run with the land, shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender and Trustee and their respective successors and assigns. If there is more than one Borrower, all their obligations and undertakings hereunder are and shall be joint and several.

Section 5.03.          Captions. The captions of the sections and subsections of this Deed of Trust are for convenience only and are not intended to be a part of this Deed of Trust and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

Section 5.04.          Further Assurances. Borrower shall do, execute, acknowledge and deliver, at its sole cost and expense, such further acts, instruments or documentation, including additional title insurance policies or endorsements, and title reinsurance, as Lender or Trustee may reasonably require from time to time to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender and/or Trustee under this Deed of Trust or any other Loan Document.

Section 5.05.          Severability. If any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 5.06.          Borrower’s Obligations Absolute. All sums payable by Borrower hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any portion thereof; (b) any restriction or prevention of or interference with any use of the Mortgaged Property or any portion thereof; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any Bankruptcy Proceeding relating to Borrower, any general partner of Borrower, or any guarantor or indemnitor, or any action taken with respect to this Deed of Trust or any other Loan Document by any trustee or receiver of Borrower or any such general partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender or Trustee; (f) any default or failure on the part of Lender or Trustee to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.

Section 5.07.          Amendments; Consents. This Deed of Trust cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless in writing and signed by the party against which enforcement is sought. No consent or approval required hereunder or under any other Loan Document shall be binding unless in writing and signed by the party sought to be bound.

Section 5.08.          Other Loan Documents and Exhibits. All of the agreements, conditions, covenants, provisions and stipulations contained in the Note and the other Loan Documents, and each of them, which are to be kept and performed by Borrower are hereby made a part of this Deed of Trust to the same extent and with the same force and effect as if they were fully set forth in this Deed of Trust, and Borrower shall keep and perform the same, or cause them to be kept and performed, strictly in accordance with their respective terms. The Cover Sheet and each exhibit, schedule and rider attached to this Deed of Trust are integral parts of this Deed of Trust and are incorporated herein by this reference. In the event of any conflict between the provisions of any such exhibit, schedule or rider and the remainder of this Deed of Trust, the provisions of such exhibit, schedule or rider shall prevail.

Section 5.09.          Legal Construction.

(a)                  The enforcement of this Deed of Trust shall be governed by, and construed and interpreted in accordance with, the laws of the State.

(b)                 All terms contained herein shall be construed, whenever the context of this Deed of Trust so requires, so that the singular number shall include the plural, and the plural the singular, and the use of any gender shall include all genders.

(c)                  The terms “include” and “including” as used in this Deed of Trust shall be construed as if followed by the phrase “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust, and Article, Section and Exhibit references contained in this Deed of Trust are references to Articles, Sections and Exhibits in or to this Deed of Trust unless otherwise specified.

(d)                 Any provision of this Deed of Trust or in the other Loan Documents permitting the recovery of “attorneys’ fees”, “attorneys’ fees and expenses”, “attorneys’ fees and costs” or “attorneys’ fees, costs and expenses” or any similar term shall be deemed: (i) to include such attorneys’ fees, costs and expenses; (ii) to include such fees, costs and expenses incurred in all probate, appellate and bankruptcy proceedings, as well as any post-judgment proceedings to collect or enforce any judgment or order relating to the Indebtedness or any of the Loan Documents; and (iii) shall be deemed to be separate and several, and shall survive merger into judgment.

Section 5.10.          Merger. So long as any Indebtedness shall remain unpaid, fee title to and any other estate in the Mortgaged Property shall not merge, but shall be kept separate and distinct, notwithstanding the union of such estates in any Person.

Section 5.11.          Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower under this Deed of Trust.

Section 5.12.          Defeasance. If all of the Indebtedness is paid in full in accordance with the Note, this Deed of Trust and the other Loan Documents and all of the covenants, warranties,

conditions, undertakings and agreements made in the Note, this Deed of Trust and the other Loan Documents are fully kept and performed, then in that event only all rights of Lender under this Deed of Trust and the other Loan Documents shall terminate and the Mortgaged Property shall become wholly clear of the liens, grants, security interests, conveyances and assignments evidenced hereby and thereby, and Lender shall release or cause to be released such liens, grants, assignments, conveyances and security interests in due form at Borrower’s cost (to the extent permitted by the law of the State), and this Deed of Trust shall be void; provided, however, that no provision of this Deed of Trust or any other Loan Document which, by its own terms, is intended to survive such payment, performance, and release (nor the rights of Lender or Trustee under any such provision) shall be affected in any manner thereby and such provision shall, in fact, survive. Recitals of any matters or facts in any release instrument executed by Lender or Trustee under this Section 5.12 shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, such an instrument may describe the grantee or releasee as “the person or persons legally entitled thereto” and Lender and Trustee shall not have any duty to determine the rights of persons claiming to be rightful grantees or releases of any of the Mortgaged Property. When this Deed of Trust has been fully released or discharged by Lender and/or Trustee, the release or discharge hereof shall operate as a release and discharge of the Assignment and as a reassignment of all future Leases and Property Income with respect to the Mortgaged Property to the person or persons legally entitled thereto, unless such release expressly provides to the contrary.

Section 5.13.          Business Purpose of Loan. Borrower stipulates and warrants that the purpose of the Loan is for the sole purpose of carrying on or acquiring a business, professional or commercial enterprise. Borrower further stipulates and warrants that all proceeds will be used for said business, professional or commercial enterprise.

Section 5.14.          Transfer of Loan. Lender may, at any time, sell, transfer or assign the Note, this Deed of Trust and the other Loan Documents or any portion thereof, and any or all servicing rights with respect thereto (collectively, a “Transfer”), or grant participations therein (a “Participation”) or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”). In the case of a Transfer, the transferee shall have, to the extent of such Transfer, the rights, benefits and obligations of “Lender” hereunder and the other Loan Documents. Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Transfer, Participation or Securitization or any Rating Agency (as hereinafter defined) rating such Securitization (collectively, the “Investor”) and each prospective Investor or any agency maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan, the Mortgaged Property, Borrower, any principal of Borrower, and any guarantor and indemnitor of the Loan, whether furnished by Borrower, any guarantor, indemnitor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable state or federal law to prohibit disclosure, including any right of privacy. Further Borrower acknowledges that such information may be transmitted via the internet or by email. Lender will notify Borrower in writing of any Transfer of the Loan that results in Lender or its affiliates not retaining any ownership or servicing interest in the Loan. The term “Rating Agency” shall mean each statistical rating agency that has assigned a rating to the Securities.

Section 5.15.          Cooperation. Borrower, any Principal of Borrower, and any guarantor and indemnitor of the Loan shall cooperate with Lender, at no out-of-pocket costs or expense to Borrower or any Principal, in connection with servicing the Loan and any Transfer, Participation, Securitization or any other financing created or obtained in connection with the loan, including:

(a)                  Estoppel Certificates. After request by Lender, Borrower, within 10 days, shall furnish Lender or any proposed assignee with an estoppel certificate contain the information set forth in Section 2.18 and such other information that Lender shall reasonably request, duly acknowledged and certified.

(b)                 Bifurcation of Note. The Note and this Deed of Trust may, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Mortgaged Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by any guarantor or indemnitor of the Loan or the then owner of the Mortgaged Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of Indebtedness, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender, which have no material adverse effect on Borrower. Borrower shall not be required to incur any out of pocket costs in connection with any such bifurcation.

(c)                  Transfer of Funds. In the event of a Securitization, all funds held by Lender in connection with the Loan may be deposited in eligible accounts at eligible institutions as then defined and required by any nationally recognized Rating Agency. Borrower may be required to execute additional documents in connection with any such Transfer, Participation, Securitization or financing, including a new note or notes, which have no material adverse effect on Borrower. Borrower shall not be required to incur any out of pocket costs in connection with any such cooperation.

Section 5.16.          Register. Lender shall cause to be kept a register (the “Register”) for the registration of ownership and transfer or assignment of the Note or any substitute note or notes secured by this Deed of Trust. The names and addresses of the registered owners of such notes, the transfers or assignment of such notes and the names and addresses of the transferees of such notes will be registered in the Register under such reasonable regulations as Lender may prescribe. Borrower and Lender shall deem and treat the registered owner of any note as shown in the Register as the absolute owner thereof for all purposes, and neither Borrower nor Lender shall be affected by any notice to the contrary and payment of the principal of, interest on, and Prepayment Fee, if any, due on or with respect to the related note shall be made only to or upon the order of such registered owner. All such payments so made shall be valid and effective to satisfy and discharge the liability of any Borrower upon such notes to the extent of the sums so paid. Upon reasonable request from time to time, Lender shall permit any Borrower to examine the Register.

ARTICLE VI.

Trustee

Section 6.01.          Certain Actions of Trustee. Upon the written request of Lender, Trustee may at any time: (a) reconvey all or any portion of the Mortgaged Property; (b) consent to the making of any map or plat thereof; (c) join in granting any easement thereon or in creating any covenants or conditions restricting the use or occupancy thereof; or (d) join in any extension agreement or in any agreement subordinating the lien or charge hereof. Any such action may be taken by Trustee without notice, and shall not affect the personal liability of any person for the payment of the Indebtedness or the lien of this Deed of Trust upon the Mortgaged Property for the full amount of the Indebtedness.

Section 6.02.          Reconveyances. Upon the written request of Lender stating that all sums secured hereby have been paid, and upon payment of its fees, Trustee shall reconvey without warranty the Mortgaged Property then held by Trustee hereunder.

Section 6.03.          Trustee’s Covenants and Compensation. Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trust herein created, being liable, however, only for negligence or willful misconduct. Trustee hereby waives any statutory fee and shall be entitled to, and hereby agrees to accept, reasonable compensation in lieu thereof for all services rendered or expenses incurred in the administration or execution of the trust hereby created. Borrower hereby agrees to pay such compensation subject to any applicable legal limitations.

Section 6.04.          Substitution of Trustee. Lender at any time in its sole discretion may select and appoint a successor or substitute Trustee hereunder by instrument in writing in any manner now or hereafter provided by law. Such writing, upon recordation in the county where the Land is located, shall be conclusive proof of proper substitution of such successor or substitute Trustee which shall thereupon and without conveyance from the predecessor Trustee succeed to all its title, estate rights, powers and duties.

Section 6.05.          Resignation of Trustee. Trustee may resign at any time upon giving 30 days’ notice to Borrower and to Lender.

Section 6.06.          Ratification of Acts of Trustee. Borrower hereby ratifies and confirms any and all acts which Trustee named herein or its successors or assigns in this trust shall do lawfully by virtue hereof.

IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered as of the day and year first above written.

BORROWER

KINGSDELL L.P., a Delaware limited partnership

By:	IFC, Inc., a Missouri corporation, its General Partner

	By:	/s/ James L. Smith
Name: James L. Smith
Its: President

STATE OF Missouri]

COUNTY OF St. Louis]

On this          day of July, 2005, before me, a Notary Public in and for said State, personally appeared James L. Smith known to me to be the person described in and who executed such instrument as President of IFC, Inc., a Missouri corporation, the general partner, and duly authorized signatory of Kingsdell L.P., a Delaware limited partnership, and who acknowledged the execution of such instrument as such officer for and on behalf of and as the act and deed of such corporation, as the general partner of such partnership, pursuant to authority lawfully conferred upon him by such partnership and neither said corporation nor said partnership have a corporate seal.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first set forth above.

	KRISTIN M. GOUNIS	/s/ Kristin M. Gounis
	Notary Public, State of Missouri	Notary Public	KRISTIN M. GOUNIS
[SEAL]	St. Charles County
	Commission # 03386987	My Commission expires: August 3, 2007
My Commission Expires August 03, 2007

EXHIBIT A

DESCRIPTION OF LAND

PARCEL 1:

A tract of land in Block 3882 of the City of St. Louis, Missouri, beginning at the intersection of the Eastern line of Kingshighway Boulevard, 100 feet wide, with the Southern line of Maryland Plaza, 80 feet wide; thence along the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 200.00 feet to a point, said point being the Northeast corner of property conveyed to Singleton by deed recorded in Book 4189 page 404 of the St. Louis City records; thence leaving said street line and running along a line parallel with the Eastern line of Kingshighway Boulevard and being the Eastern line of said Singleton property, South 6 degrees 21 minutes 40 seconds East, 196.62 feet to a point; thence leaving said point and running the following: North 89 degrees 33 minutes 08 seconds West, 61.67 feet; North 4 degrees 42 minutes 25 seconds West, 8.16 feet and South 85 degrees 17 minutes 58 seconds West, 137.39 feet to a point on the Eastern line of Kingshighway Boulevard, as aforementioned, said point being distant, North 6 degrees 21 minutes 40 seconds West, 247.83 feet from the Northern line of Lindell Boulevard, 100 feet wide, as measured along the Eastern line of Kingshighway Boulevard; thence along said Eastern street line, North 6 degrees 21 minutes 40 seconds West, 202.93 feet to the point of beginning.

PARCEL 2:

Sub-surface easement more particularly described as follows: A portion of the public street rights-of-way known as Kingshighway Boulevard, 100 feet wide, and Maryland Plaza, 80 feet wide, adjacent to Block 3882 of the City of St. Louis, Missouri, lying between horizontal planes at elevation 72.35 and 82.20 above 0.00 on the St. Louis City Datum and bounded by vertical planes described as follows: Commencing at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway Boulevard, 100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 233.89 feet to the point of beginning of the herein described tract of land; thence leaving said Eastern street line, and running South 85 degrees 17 minutes 58 seconds west, 17.01 feet to a point; thence along a line parallel with the Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 202.48 feet to a point; thence North 36 degrees 10 minutes 13 seconds East, 34.20 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 107.00 feet to a point; thence North 86 degrees 28 minutes 40 seconds East, 25.15 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 61.50 feet to a point; thence South 6 degrees 21 minutes 40 seconds East, 14.12 feet to a point on the Southern line of Maryland Plaza at the Northeast corner of property conveyed to Singleton by Deed recorded in Book 4189 page 404 of the St. Louis City records; thence along the Southern line of Maryland Plaza, North 88 degrees 57 minutes 40 seconds West, 200.00 feet to its intersection with the Eastern line of Kingshighway Boulevard, as aforementioned; thence along said Eastern street line, South 6 degrees 21 minutes 40 seconds East, 216.87 feet to the point of, beginning.

PARCEL 3:

A tract of land in Block 3882 of the City of St. Louis, Missouri, beginning at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway,

100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 247.83 feet to a point; thence leaving said street line and running the following; North 85 degrees 17 minutes 58 seconds East, 137.39 feet; South 4 degrees 42 minutes 25 seconds East, 8.16 feet and South 89 degrees 33 minutes 08 seconds East, 61.67 feet to a point; thence North 6 degrees 21 minutes 40 seconds West 1.98 feet to a point; thence South 89 degrees 00 minutes 00 seconds East 46.97 feet to a point; thence North 1 degree 02 minutes 20 seconds East 98.99 feet to a point; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distant South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East 252.68 feet to a point, said point being distant North 88 degrees 57 minutes 40 seconds West, 68.24 feet from the Western line of York Avenue, as measured along the last mentioned line and located on the direct Northward prolongation of the Eastern wall of a concrete parking garage; thence leaving said point and running along said prolongation, along the Eastern wall of said parking garage and along its direct Southward prolongation South 1 degree 06 minutes 00 seconds West, 139.23 feet to a point on the Northern line of property conveyed to “220 Television, Inc.”, by deed recorded in Book 154M page 1091 of the City of St. Louis records, said point being distant North 88 degrees 57 minutes 40 seconds West, 88.41 feet from the West line of York Avenue, as measured along said Northern line; thence leaving the aforementioned point and running along the Northern line of “220 Television Inc.”, North 88 degrees 57 minutes 40 seconds West, 18.06 feet to the Northwest corner thereof; thence along the Western line of said property, South 1 degree 02 minutes 20 seconds West, 25.63 feet to a point on the Northern wall of a one story, brick and concrete building; thence leaving said Western property line and running along said Northern wall line South 88 degrees 52 minutes 34 seconds East, 6.97 feet to the Northeast corner of said one story building and located on the Western wall of a two story brick and concrete block building; thence along the wall line of said one story building and said two story building, South 1 degree 06 minutes 59 seconds West, 24.32 feet to a point; thence leaving the Eastern wall of said one story building and running along the wall of said two story building the following; South 88 degrees 53 minutes 01 seconds East, 9.04 feet; South 0 degrees 55 minutes 46 seconds West, 50.77 feet; North 88 degrees 53 minutes 07 seconds West, 1.20 feet; South 0 degrees 55 minutes 46 seconds West, 1.36 feet and South 88 degrees 53 minutes 07 seconds East, 1.20 feet to a point; thence leaving said wall line and running South 1 degree 02 minutes 17 seconds West, 111.36 feet to a point on the Northern line of Lindell Boulevard, as aforementioned, said point being distant South 89 degrees 00 minutes 00 seconds East, 5.92 feet from the Southwest corner of property conveyed to “220 Television Inc.”, as measured along the Northern line of Lindell Boulevard; thence leaving said point and running along the Northern line of said Lindell Boulevard North 89 degrees 00 minutes 00 seconds West, 464.53 feet to the point of beginning.

PARCEL 4:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at the intersection of the Eastern line of Kingshighway Boulevard, 100 feet wide, with the Southern line of Maryland Plaza, 80 feet wide; thence along said Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 200.00 feet to a point, said point being the Northeast corner of property conveyed to Singleton by deed recorded in Book 4189 page 404 of the St. Louis City Records; thence leaving said street line and running along a line parallel with the Eastern line of Kingshighway Boulevard and being the Eastern line of said Singleton property South 6 degrees 21 minutes 40 seconds East, 94.79 feet to a point of beginning of the herein described tract of land; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distance South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 59.83 feet to a point; thence leaving said point and running South 1 degrees 02 minutes 20 seconds West, 98.99 feet to a point; thence leaving said point and running along a line parallel with the Northern line of Lindell Boulevard, 100 feet wide, North 89 degrees 00 minutes 00 seconds West, 46.97 feet to a point on the Eastern line of Singleton as aforementioned; thence along said Eastern line North 6 degrees 21 minutes 40 seconds West, 99.85 feet to the point of beginning.

PARCEL 5:

Easement for the benefit of Parcels 1, 3 and 4 herein described for the purpose of vehicular and pedestrian access, ingress and egress, according to Easement Agreement and Parking Space Lease dated July 31, 1998, by and between W.S. Stallings Corporation, and Kingsdell L.P., recorded October 22, 1998 in Book 1444M page 1253, over the area described therein, as follows:

A tract of land in Block 3882 of the City of St. Louis, Missouri, and described as follows: Beginning at a point in the South line of Maryland Avenue distant 200 feet 0 inches East of the intersection of said South line with the East line of Kingshighway Boulevard; thence Southwardly parallel with Kingshighway Boulevard and along the East line of property conveyed to Marvin E. Singleton by deed recorded in Book 4189 page 404, 94 feet 9-1/2 inches to a point distant 94 feet 0 inches South of the South line of Maryland Avenue; thence Eastwardly parallel with Maryland Avenue and along the North line of property conveyed to Harvey Imbolden by deed recorded in Book 6227 page 294, 62 feet 0-3/8 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 39 feet 0 inches to a point; thence Westwardly parallel with Maryland Avenue, 25 feet 6 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 55 feet 0 inches to a point in the South line of Maryland Avenue, 48 feet 9 inches to the point of beginning.

PARCEL 6:

Easements for the benefit of Parcels 1, 3 and 4 herein described, for the purposes of Construction, use, maintenance, repair and reconstruction of driveways and ingress and egress created by instrument designated “Driveway Easement Agreement”, dated May 18, 1981 and recorded in Book 271M page 64 on May 21, 1981 over the following described property:

EASEMENT “A”:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Beginning at a point on the Western line of York Avenue, 40 feet wide, at the Northeast corner of property conveyed to “220 Television Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City records, said point being distant North 7 degrees 08 minutes 40 seconds West, 215.57 feet from the Northern line of Lindell Boulevard, 100 feet wide, as measured along the Western line of York Avenue; thence leaving said Western street line and running along the Northern line of “220 Television Inc.”, North 88 degrees 57 minutes 40 seconds West, 88.41 feet to a point, said point being on the direct Southward prolongation of the Eastern wall of a Concrete Parking Garage; thence leaving said point and running along said prolongation, North 1 degree 06 minutes 00 seconds East, 20.00 feet to a point; thence leaving said point and running South 88 degrees 57 minutes 40 seconds East, 85.51 feet to a point on the Western line of York Avenue, as aforementioned; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 20.21 feet to the point of beginning.

EASEMENT “B”:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at a point on the Western line of York Avenue, 40 feet wide, at the Southeast corner of property conveyed to H & M Koplar by deed recorded in Book 207M page 206 of the St. Louis City records, said point being distant South 7 degrees 08 minutes 40 seconds East, 94.97 feet from the Southern line of Maryland Plaza, 80 feet wide, as measured along the Western line of York Avenue; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 19.00 feet to the point of beginning of the herein described tract of land; thence continuing along said street line South 7 degrees 08 minutes 40 seconds East, 34.00 feet to a point; thence leaving said Western street line and running North 75 degrees 38 minutes 39 seconds West, 8,51 feet and North 84 degrees 43 minutes 40 seconds West 67.74 feet to a point on the Eastern wall of a concrete parking garage; thence along said Eastern wall North 1 degree 06 minutes 00 seconds East, 20.50 feet to a point; thence leaving said point and running North 89 degrees 06 minutes 58 seconds East, 59.61 feet and North 70 degrees 50 minutes 17 seconds East, 12,14 feet to the point of beginning.

PARCEL 7:

Easement for the benefit of Parcels No. 1, 3 and 4 herein described, for the purpose of construction use, storage, maintenance, demolition, repair and reconstruction of a basement, including access thereto, created by instrument designated “Basement Easement Agreement”, dated May 18, 1981 and recorded in Book 271M page 84 on May 21, 1981 over the following described property; a tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at a point on the Northern line of Lindell Boulevard, 100 feet wide, at the Southwest corner of property conveyed to “220 Television Inc”, by deed recorded in Book 154M page 1091 of the St. Louis City records; thence along the Northern line of Lindell Boulevard South 89 degrees 00 minutes 00 seconds East, 5.92 feet to a point; thence leaving said street line and running North 1 degrees 02 minutes 17 seconds East, 24.71 feet to the point of beginning of the herein described tract of land; thence continuing along the last mentioned line, North 1 degrees 02 minutes 17 seconds East, 86.65 feet to its intersection with the Southern wall of a two story brick and concrete block building; thence along the wall of said building the following bearing and distances: North 88 degrees 53 minutes 07 seconds West, 1.20 feet; North 0 degrees 55 minutes 46 seconds East, 1.36 feet; South 88 degrees 53 minutes 07 seconds East, 1.20 feet; North 0 degrees 55 minutes 46 seconds East, 50.77 feet and North 88 degrees 53 minutes 01 seconds West, 9.04 feet to its intersection with the Eastern wall of a one story brick and concrete block building; thence along the wall line of said one story and said two story buildings North 1 degree 06 minutes 59 seconds East, 24.32 feet to the Northwest corner of said one story building; thence leaving said point and running the following bearings and distances; South 88 degrees 52 minutes 34 seconds East, 8.51 feet; South 1 degree 06 minutes 59 seconds West, 12.67 feet; South 88 degrees 53 minutes 01 second East, 8.93 feet and South 1 degree 12 minutes 50 seconds West, 57.77 feet to the Northwest corner of an eight story brick building; thence along the Western wall of said building and the following bearings and distances: South 1 degree 23 minutes 44 seconds East, 78.19 feet; South 88 degrees 36 minutes 16 seconds West, 0.27 feet and South 1 degree 23 minutes 44 seconds East, 14.46 feet to the Southwest corner thereof; thence leaving said point and running North 89 degrees 17 minutes 57 seconds west, 11.81 feet to the point of beginning.

EXHIBIT B

PERMITTED ENCUMBRANCES

The Schedule B Part 1 Exception Nos. 1 through 17 as shown in Commonwealth Land Title Insurance Company Pro-Forma Policy File No. 474079 (Revision No. 2).

EXHIBIT C

OPERATING AGREEMENTS

1.         Easement Agreement and Parking Space Lease dated July 31, 1998, by and between W.S. Stallings Corporation, and Kingsdell L.P., recorded October 22, 1998 in Book 1444M page 1253.

2.         Driveway Easement Agreement, dated May 18, 1981 and recorded in Book 271M page 64 on May 21,1981.

3.         Basement Easement Agreement, dated May 18,1981 and recorded in Book 271M page 84 on May 21,1981.

4.         Property Management and Leasing Agreement dated April 1, 2003 between Borrower and CWE Hospitality, LLC.

EXHIBIT D

INTEREST RATE CAP AGREEMENT

(a)                  Borrower shall enter into, and Borrower shall thereafter maintain in full force and effect, an “Interest Rate Cap Agreement” from an issuer acceptable to Lender (“Issuer”), for a term equal to the remaining term of the Loan, in a notional amount not less than $5,000,000. The Interest Rate Cap Agreement shall provide that if the LIBOR Rate (as defined in Note B) then in effect under Note B is at any time greater than 13% (the “Strike Price”), then the Issuer shall pay to Lender, on the dates when monthly payments of interest are required to be paid to the Lender under Note B, an amount equal to interest on said notional amount at the Excess Rate (as hereinafter defined).

(b)                 Prior to the expiration of any Interest Rate Cap Agreement, Borrower shall, at Borrower’s cost and expense, replace the same with an Interest Rate Cap Agreement (i) covering a notional amount not less than the then outstanding principal balance of Note B, (ii) issued at a strike price identical to the initial Interest Rate Cap Agreement, (iii) issued by an issuer satisfying the Rate Cap Rating Criteria (as hereinafter defined) and otherwise reasonably satisfactory to Lender, (iv) for a term of at least one (1) year, and (v) otherwise in form and substance reasonably satisfactory to the Lender. Borrower shall maintain in full force and effect an Interest Rate Cap Agreement during the entire term of the Loan. In the event that (1) an Interest Rate Cap Agreement is terminated for any reason or is otherwise unenforceable by the Lender or (2) the issuer executing the Interest Rate Cap Agreement is not a financial institution satisfying the Rate Cap Rating Criteria, Borrower shall immediately obtain from a financial institution that satisfies the Rate Cap Rating Criteria a replacement Interest Rate Cap Agreement in form and substance satisfactory to the Lender in its reasonable discretion.

(c)                  The cost of the Interest Rate Cap Agreement(s) shall be paid for by Borrower on or prior to the commencement of the term of the Interest Rate Cap Agreement(s).

(d)                 Each Interest Rate Cap Agreement shall be collaterally assigned to Lender pursuant to a collateral assignment in form and substance satisfactory to Lender, which assignment shall be consented to by the Issuer and delivered to Lender, with respect to the initial Interest Rate Cap Agreement, prior to the commencement of the term of the Interest Rate Cap Agreement and with respect to any replacement Interest Rate Cap Agreement, prior to the expiration of the Interest Rate Cap Agreement then being replaced.

(e)                  As used herein, “Excess Rate” shall mean an amount equal to the LIBOR Rate then in effect under Note B minus the Strike Price. As used herein, “Rate Cap Rating Criteria” means with respect to any Person, the long term unsecured debt obligations of the applicable Person are rated at least “AA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and at least “Aa” by Moody’s Investor Services, Inc., and any successor thereto.

RIDER

APPLICABLE STATE LAW PROVISIONS

Section I: Section 19 shall be supplemented by the following provisions:

Upon and after any Event of Default, Trustee or Lender, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1)                  proceed to sell the Mortgaged Property as one parcel in its entirety or any part thereof either in mass or in parcels, at the absolute discretion of Trustee, at public venue, to the highest bidder for cash at the door of the Court House or other location then customarily employed for that purpose in the county (or city) where the Mortgaged Property is located, first giving notice of the time and place of sale, and a description of the property to be sold, by advertisement published and as is provided by the laws of the State of Missouri then in effect, and upon sale shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed, in relation to the nonpayment of the money hereby secured to be paid, existence of the indebtedness so secured, notice of advertisement, sale and receipt of the proceeds of sale, shall be prima facia evidence of the trust of such statements or recital, and Trustee shall receive the proceeds of such sale out of which Trustee shall pay: First, the cost and expenses of executing this trust, including compensation to the Trustee and to any attorneys employed by him or Lender for their services; second, to Lender, upon the usual vouchers therefor, all amounts paid for insurance, taxes, lien claims, and other payments made by Lender as provided herein, with interest thereon as provided herein; third, the amount on the indebtedness then due and unpaid; fourth, the amount due on any junior encumbrances, with interest; fifth, the remainder of such proceeds, if any, shall be paid to Borrower or as otherwise provided by law. The power or sale hereunder shall not be exhausted by any one or more such sales (or attempts to sell) as to all or any portion of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property has been sold or the loan and all other indebtedness of Borrower to Lender secured hereby shall have been paid in full.

(2)                  Trustee may sell and convey the Mortgaged Property under the power aforesaid, although Trustee has been, may now be or may hereafter be attorney or agent of Lender in respect to the Loan or this Deed of Trust or in respect to any matter of business whatsoever. The making of oath or giving of bond by Trustee or any successor Trustee is expressly waived.

(3)                  Trustee may adjourn from time to time any sale by Trustee to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision law, Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(4)                  Upon the completion of any sale or sales made by Trustee under or by virtue of this section, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring the estate, right, title and interest in and to the property and rights sold, but without any covenant or warranty express or implied. The recitals in such deed of any matters or facts shall be prima facie evidence of the truthfulness thereof. Any such sale or sales made under or by virtue of this section whether made under the power of sale of foreclosure and sale, shall operate to divest the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

(6)                  Upon any sale made under or by virtue of this section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of, foreclosure and sale, Lender may bid for and acquire the Mortgaged Property or any part thereof and in lieu of cash payment therefor may make settlement for the purchase price by crediting upon the indebtedness of Borrower secured by this Deed of Trust, the net sales price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which Lender is authorized to deduct under this Deed of Trust. Lender, upon so acquiring the Mortgaged Property, or any part thereof shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner provided by applicable laws.

(7)                  Borrower agrees that a commercially reasonable manner of disposition of the personal property comprised within the Mortgaged Property shall include without limitation at the option of the Lender the sale of all personal property in full or in part concurrently with the foreclosure of the real estate in accordance with the provisions of this Deed of Trust and as permitted by Missouri law.

(8)                  The making of oath or giving of bond by Trustee or any successor trustee is expressly waived.

Section II               Lease of Mortgaged Property. The Trustee hereby lets the Mortgaged Property unto the Borrower, until this Deed of Trust is satisfied and released or until an Event of Default be made under the covenants or agreements hereof, upon the following terms and provisions, to-wit: The Borrower, its successors and assigns, shall pay rent therefor during said terms at the rate of one cent ($.01) per month, payable monthly upon demand, and shall and will peaceably surrender possession of the Mortgaged Property, and every part thereof, to Trustee immediately upon an Event of Default, and without notice or demand therefor, and thereupon Trustee or Lender shall be entitled to the rents, revenues, income and profits derived therefrom as provided herein and shall have the right to sell the Mortgaged Property or any part thereof as herein provided.

Section III           Loan Proceeds. The proceeds of the Loan secured by this Deed of Trust will be used for the purposes specified in Section 408.035 of the Revised Statutes of Missouri and the

obligations secured hereby constitute both a business loan and a real estate loan which comes within the purview of Section 408.035 of the Revised Statutes of Missouri.

Section IV          Oral Agreements. The following is added to this Deed of Trust pursuant to Section 432.045 of the Revised Statutes of Missouri:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS BORROWER AND LENDER REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY IT.

Section V              Future Advances. This instrument secures future advances and shall be governed by the provisions of Section 443.055 of the Revised Statutes of Missouri. The maximum principal indebtedness secured hereby shall in no event exceed One Hundred Twenty Million Dollars ($120,000,000).

Section VI          Termination of Future Advances. In the event any person legally entitled thereto shall at any time deliver or cause to be delivered to Lender a notice pursuant to subsection 6 or 8 of Section 443.055 of the Revised Statutes of Missouri electing to terminate the operation of this Deed of Trust as security for future advances or future obligations made or incurred after the date of such notice, then upon receipt of such notice the Lender shall have no further obligation under the Loan Documents, this Deed of Trust or otherwise to advance monies to or for the account of the Borrower, notwithstanding anything in the Loan Documents or this Deed of Trust to the contrary. Moreover, any request by Borrower for an advance under the Loan Documents shall constitute a certification that no such notice of lien termination has been given.

Section VII      Statutory Notice-Insurance. The following notice is given pursuant to Section 427.120 of the Revised Statutes of Missouri; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS BORROWER PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS DEED OF TRUST, LENDER MAY PURCHASE INSURANCE AT BORROWER’S EXPENSE TO PROTECT LENDER’S INTERESTS IN BORROWER’S MORTGAGED PROPERTY. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWER’S INTERESTS. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWER MAKES OR ANY CLAIM THAT IS MADE AGAINST BORROWER IN CONNECTION WITH THE MORTGAGED PROPERTY. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT

ONLY AFTER PROVIDING EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS DEED OF TRUST. IF LENDER PURCHASES INSURANCE FOR THE MORTGAGED PROPERTY, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO BORROWER’S TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON BORROWER’S OWN.